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                              TRANSACTION AGREEMENT

                                      among
                                   ENRON CORP.
                      ENRON CAPITAL & TRADE RESOURCES CORP.

                                       and

                               RCM HOLDINGS, INC.
                         COGEN TECHNOLOGIES CAMDEN, INC.
                    COGEN TECHNOLOGIES CAPITAL COMPANY, L.P.
                COGEN TECHNOLOGIES LIMITED PARTNERS JOINT VENTURE
               THE PARTNERS OF COGEN TECHNOLOGIES LIMITED PARTNERS
                                  JOINT VENTURE
             THE SHAREHOLDERS OF MCNAIR ENERGY SERVICES CORPORATION


                                OCTOBER 25, 1998


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


                                TABLE OF CONTENTS

                                    ARTICLE 1

                                   Definitions

Section 1.01.  Definitions........................................................................................1

                                    ARTICLE 2

                            Transactions and Closing

Section 2.01.  Acquisition of Interests...........................................................................1
Section 2.02.  Linden Acquisition.................................................................................2
Section 2.03.  Bayonne Acquisition. ..............................................................................3
Section 2.04.  Camden Acquisition.................................................................................5
Section 2.05.  Closing............................................................................................5
Section 2.06.  Closing Balance Sheets.............................................................................6
Section 2.07.  Adjustment of Consideration........................................................................7
Section 2.08.  Other Transactions.................................................................................8
Section 2.09.  Reimbursement for Certain Tax Payments.............................................................9

                                    ARTICLE 3

                    Representations and Warranties of Sellers

Section 3.01.  Representations and Warranties of McNair...........................................................9
Section 3.02.  Representations and Warranties of the McNair Group Sellers and the
         Minority Group Sellers..................................................................................10

                                    ARTICLE 4

                Representations and Warranties of Buyer Entities


                                    ARTICLE 5

                            Covenants of the Sellers

Section 5.01  Conduct of Business................................................................................10
Section 5.02  Access to Information; Confidentiality.............................................................12
Section 5.03.  Enjoyment of Benefits.............................................................................14
Section 5.04.  Notices of Certain Events.........................................................................14
Section 5.05.  Maintenance and Enforcement of Insurance Policies.................................................15
Section 5.06.  Certain Contracts.................................................................................16
Section 5.07.  Non-Solicitation..................................................................................16

Section 5.08.  Dividends and Distributions.......................................................................16

                                    ARTICLE 6

                       Agreements Related to Parent Shares

Section 6.01.  Agreements Related to Parent Shares...............................................................16

                                    ARTICLE 7

                            Covenants of the Parties

Section 7.01. Further Assurances.................................................................................16
Section 7.02  Public Announcements...............................................................................17
Section 7.03  Indemnification of Directors, Officers, Etc........................................................18
Section 7.04  Amendments of Partnership Agreements; Termination of Management Fee
         Agreements; Consents....................................................................................19
Section 7.06  Bayonne Management Services Agreement..............................................................21
Section 7.07  Withdrawal of Registration Statement...............................................................21
Section 7.08  Intercompany Accounts..............................................................................21
Section 7.09  Assigned Contracts.................................................................................21
Section 7.10  Letters of Credit..................................................................................22

                                    ARTICLE 8

                                   Tax Matters

Section 8.01  Tax Matters........................................................................................22

                                    ARTICLE 9

                     Employment and Employee Benefit Matters

Section 9.01.  Employment and Employee Benefit Matters...........................................................22

                                   ARTICLE 10

                              Conditions to Closing

Section 10.01.  Conditions to the Obligations of Each Party......................................................25
Section 10.02.  Conditions to Obligations of the Buyer Entities..................................................26
Section 10.03.  Conditions to Obligations of Sellers.............................................................27

                                   ARTICLE 11

                            Survival; Indemnification

Section 11.01.  Survival.........................................................................................28
Section 11.02.  Indemnification..................................................................................29
Section 11.03.  Procedures for Third Party Claims................................................................31
Section 11.04.  Exclusive Remedy; No Waiver Relating to Claims for Fraud.  ......................................32

                                   ARTICLE 12

                                   Termination

Section 12.01.  Grounds for Termination..........................................................................32
Section 12.02.  Effect of Termination............................................................................33

                                   ARTICLE 13

                                  Miscellaneous

Section 13.01.  Notices..........................................................................................34
Section 13.02.  Amendments; No Waivers...........................................................................36
Section 13.03.  Parties in Interest..............................................................................37
Section 13.04.  Expenses.........................................................................................37
Section 13.05.  Successors and Assigns...........................................................................37
Section 13.06.  Governing Law....................................................................................37
Section 13.07.  Counterparts; Effectiveness......................................................................38
Section 13.08.  Entire Agreement.................................................................................39
Section 13.09.  Captions.........................................................................................39
Section 13.10.  Conflicts........................................................................................39
Section 13.11.  Sellers' Representatives.........................................................................39
Section 13.12.  Certain Agreements of Parent.....................................................................40

                                    EXHIBIT I
                                   DEFINITIONS


                                   EXHIBIT II

                    REPRESENTATIONS AND WARRANTIES OF MCNAIR

II.01.  Corporate Existence and Power..........................................................................II-1
II.02.  Authorization..........................................................................................II-1
II.03.  [Intentionally Omitted]................................................................................II-2
II.04.  Noncontravention.......................................................................................II-2
II.05.  Capitalization; Etc....................................................................................II-2

II.06. Consents................................................................................................II-4
II.07  Financial Statements....................................................................................II-4
II.08.  Absence of Certain Changes.............................................................................II-5
II.09.  No Undisclosed Material Liabilities....................................................................II-6
II.10.  Material Contracts or Indebtedness.....................................................................II-6
II.11.  Litigation.............................................................................................II-9
II.12.  Compliance with Laws...................................................................................II-9
II.13.  Properties.............................................................................................II-9
II.14.  [Intentionally Omitted]...............................................................................II-10
II.15.  Employee Benefit Matters..............................................................................II-10
II.16.  Intellectual Property.................................................................................II-12
II.17.  Insurance Coverage....................................................................................II-13
II.18.  Licenses and Permits..................................................................................II-13
II.19  Certain Regulatory Matters.............................................................................II-13
II.20.  Finders' Fees.........................................................................................II-14
II.21.  [Intentionally Omitted]...............................................................................II-15
II.22.  Environmental Compliance..............................................................................II-15
II.23.  Bank Accounts.........................................................................................II-16

                                   EXHIBIT III

           REPRESENTATIONS AND WARRANTIES OF THE MCNAIR GROUP SELLERS
                         AND THE MINORITY GROUP SELLERS

III.01.  Corporate Existence and Power........................................................................III-1
III.02.  Authorization........................................................................................III-1
III.03.  Investment Representations...........................................................................III-1
III.04.  Noncontravention.....................................................................................III-2
III.05.  Capitalization; Etc. ................................................................................III-2
III.06.  Consents.............................................................................................III-3
III.07.  Finders' Fees........................................................................................III-3

                                   EXHIBIT IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

IV.01.  Corporate Existence and Power; Ownership..............................................................IV- 1
IV.02.  Authorization.........................................................................................IV- 1
IV.03.  Noncontravention......................................................................................IV- 1
IV.04.  Litigation............................................................................................IV- 2
IV.05.  Finders' Fees.........................................................................................IV- 2
IV.06.  Parent Shares.........................................................................................IV- 2
IV.07  Parent SEC Reports.....................................................................................IV- 2

                                    EXHIBIT V

                    PROVISIONS REGARDING PARENT COMMON STOCK
                            TO BE RECEIVED BY SELLERS

V.01     Definitions...........................................................................................V- 1
V.02     Issuance of Shares; Restrictions and Restrictive Legend...............................................V- 1
V.03     Plan of Distribution..................................................................................V- 2
V.04     Registration Procedures...............................................................................V- 2
V.05     Conditions and Limitations............................................................................V- 4
V.06     Information from and Certain Covenants of Parent Stock Recipients.....................................V- 5
V.07     Registration Expenses.................................................................................V- 5
V.08     Indemnification.......................................................................................V- 5

                                   EXHIBIT VI
                                   TAX MATTERS

VI.01.  Tax Definitions.......................................................................................VI- 1
VI.02.  Tax Matters...........................................................................................VI- 2
VI.03    Tax Returns, Access to Information and Pre-Closing Acts..............................................VI- 3

ANNEXES:

Annex 2.02-A - Linden Ltd. GP Interest Assignment
Annex 2.02-B - Linden Ltd. LP Interest Assignment
Annex 2.02-C - Form of Morgan Stanley Note
Annex 2.02-D1 - Assignment of Linden Receivable (RCM Holdings)
Annex 2.02-D2 - Assignment of Linden Receivable (CTLPJV)
Annex 2.02-E1- Consent to Assignment of Partnership Interests
               and Admission of Partners (Linden Ltd.)
Annex 2.02-E2 - Partnership Amendment and Redemption Agreement (Linden Ltd.) Annex 2.03 - Form of Bayonne Seller Note
Annex 2.04-A - CT Camden GP Interest Assignment
Annex 2.04-B - CT Camden LP Interest Assignment
Annex 7.04-A - Amendment to Linden Ltd. Partnership Agreement
Annex 7.04-B - Amendment to Linden Venture Partnership Agreement
Annex 7.04-C1 - Amendment to Camden Cogen Partnership Agreement
Annex 7.04-C2 - Amendment to CT Camden Partnership Agreement
Annex 7.04-D1 - Linden Ltd. Management Fee Termination Agreement
Annex 7.04-D2 - Linden Venture Management Fee Termination Agreement
Annex 7.04-E1 - Camden Cogen Management Fee Termination Agreement
Annex 7.04-E2 - CT Camden Management Fee Termination Agreement
Annex 7.04-F - Consent under NJ Venture Partnership Agreement
Annex 7.04-G - Bayonne Consent
Annex 7.04-H - Linden GE Consent
Annex 7.04-I - Camden GE Consent

Annex 7.04-J - Linden Bank Consent
Annex 7.04-K - Camden Bank Consent
Annex 7.10 - Letters of Credit
Annex 9.01 - Employee Benefits Matters
Annex 10.02-A - Opinion of Fulbright & Jaworski
Annex 10.02-B- Opinion of Counsel to Minority Group Sellers
Annex 10.02-C- Opinion of Regulatory Counsel
Annex 10.03-A - Property to be Leased by Buyer
Annex 10.03B - Opinion of Counsel to Buyer Entities
Annex 12.01(g) - Linden Plant Matters

                              TRANSACTION AGREEMENT

         This Transaction Agreement ("AGREEMENT") is made this 25th day of October, 1998 between Enron Corp., an Oregon corporation ("PARENT"), Enron Capital & Trade Resources Corp., a Delaware corporation ("BUYER" and, together with Buyer Acquisition, Buyer Camden GP, Buyer Camden LP, Buyer Linden GP and Buyer Linden LP (each as defined herein), the "BUYER ENTITIES"), RCM Holdings, Inc., a Texas corporation (formerly Cogen Technologies, Inc.) ("RCM HOLDINGS"), Cogen Technologies Camden, Inc., a Texas corporation ("CTCI"), Cogen Technologies Capital Company, L.P. ("CT CAPITAL") and the McNair Group Sellers and Minority Group Sellers (each as defined herein) (RCM Holdings, CTCI, CT Capital, the McNair Group Sellers and the Minority Group Sellers are collectively referred to herein as the "SELLERS") with reference to the following background.

         A. The Sellers (other than CT Capital) collectively own the Interests (as defined herein).

         B. The Buyer Entities desire to acquire the Interests from the Sellers, and the Sellers collectively desire to sell the Interests to the Buyer Entities, in exchange for the Consideration set forth herein in and accordance with the terms and provisions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. Defined terms used in this Agreement shall have the meanings specified in this Agreement or in EXHIBIT I. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with generally accepted accounting principles, (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural; (f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, which shall include Exhibits I - VI hereto; and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Agreement, including Exhibits I - VI hereto.

                                    ARTICLE 2

                            TRANSACTIONS AND CLOSING

         SECTION 2.01. Acquisition of Interests. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, the parties agree that on the Closing Date, the Buyer Entities and the Sellers will consummate the transactions described in Sections 2.02, 2.03 and 2.04, as a result of which the Buyer Entities will acquire the Interests. Subject to the provisions of Section 10.01(d), the aggregate consideration (the "CONSIDERATION") for the Interests will be $1,066,000,000 consisting of $816,000,000 in cash and Bayonne Seller Notes (as defined herein) and a number of shares of Parent Common Stock having an aggregate value of $250,000,000, based on the Parent Stock Value (the "PARENT SHARES"). The Consideration shall be allocated among the Sellers and the various Interests in the manner set forth in Sections 2.02, 2.03 and 2.04. The aggregate Consideration shall be delivered to the Sellers as provided in Section 2.05 and shall be subject to adjustment as provided in Sections 2.05(b) and 2.07.

         SECTION 2.02. Linden Acquisition. At the Closing, subject to the terms and conditions of this Agreement, the following transactions will occur (for the purposes of the following the "LINDEN VALUE" shall mean the sum of $686,000,000 plus the "RECEIVABLE AMOUNT", which shall mean the outstanding amount of the Linden Receivable as of December 31, 1998):

                  (a)      Purchase of Initial Interests.

                           (i) RCM Holdings will sell, assign, transfer and
                  convey to Buyer Linden GP the RCM Holdings Initial Linden Interest, free and clear of all Liens, in exchange for the delivery by Buyer Linden GP to RCM Holdings of (i) an amount in cash equal to 0.81945 multiplied by the result of (A) 0.475 multiplied by the Linden Value, minus (B) $250,000,000, and
                  (ii) a number of shares of Parent Common Stock equal to $204,862,500 divided by the Parent Stock Value. The foregoing assignment shall be evidenced by an assignment in substantially the form attached hereto as ANNEX 2.02-A.

                           (ii) CTLPJV will sell, assign, transfer and convey to
                  Buyer Linden LP the CTLPJV Initial Linden Interest, free and clear of all Liens, in exchange for the delivery by Buyer Linden LP to CTLPJV of (i) an amount in cash equal to 0.18055 multiplied by the result of (A) 0.475 multiplied by the Linden Value, minus (B) $250,000,000, and (ii) a number of shares of Parent Common Stock equal to $45,137,500 divided by the Parent Stock Value. The foregoing assignment shall be evidenced by an assignment in substantially the form attached hereto as ANNEX 2.02-B.

                           (iii) RCM Holdings and CTLPJV will execute such other
                  instruments and take all such further action as shall be required to cause Buyer Linden GP and Buyer Linden LP to be admitted as partners in Linden Ltd. in respect of the RCM Holdings Initial Interest and the CTLPJV Initial Interest purchased hereunder.

                           (iv) Notwithstanding the foregoing, no fractional
                  shares of Parent Common Stock shall be issued in connection with the transactions contemplated by this Section 2.02. To the extent the application of the conversion rate specified in paragraphs (a) and (b) above would result in a fractional number of shares of Parent Common Stock being issued to RCM Holdings or CTLPJV, in lieu of issuing fractional shares, the number of shares of Parent Common Stock issuable to such entity shall be rounded up to the next whole number of shares of Parent Common Stock.

                  (b) Redemption of Remaining Interests. Immediately following the transactions contemplated in subsection 2.02 (a) above:

                           (i) Linden Ltd. will borrow an amount in cash equal
                  to the result of (A) 0.525 multiplied by the Linden Value, minus (B) the Receivable Amount, from Morgan Stanley & Co. Incorporated (or another third party lender reasonably acceptable to the parties) to be used to effect the redemption of the RCM Holdings Remaining Linden Interest and the CTLPJV Remaining Linden Interest as set forth below, pursuant to a promissory note substantially in the form attached hereto as ANNEX 2.02-C. In the event that Sellers are unable to cause Morgan Stanley & Co. Incorporated or another reasonably acceptable lender to make such loan to Linden Ltd., Buyer shall have the right to obtain such funds through a lender of its own selection.

                           (ii) Immediately following the transactions
                  contemplated by the foregoing paragraph, the parties shall cause Linden Ltd. to redeem:

                                     (A) the RCM Holdings Remaining Linden
                           Interest in exchange for (1) the payment by Linden Ltd. to RCM Holdings of an amount in cash equal to
                           0.81945 multiplied by the result of (x) 0.525 multiplied by the Linden Value, minus (y) the Receivable Amount, and (2) the assignment by Linden Ltd. of an 81.945% interest in the Linden Receivable as evidenced by an assignment substantially in the form of ANNEX 2.02-D1 hereto; and

                                    (B) the CTLPJV Remaining Linden Interest in
                           exchange for (1) the payment by Linden Ltd. to CTLPJV of an amount in cash equal to 0.18055 multiplied by the result of (x) 0.525 multiplied by the Linden Value, minus (y) the Receivable Amount, and (2) the assignment by Linden Ltd. of an 18.055% interest in the Linden Receivable as evidenced by an assignment substantially in the form of ANNEX 2.02-D2 hereto, in each case in full satisfaction of all amounts owed by Linden Ltd. in respect of such interests.

                           (iii) To effect the foregoing redemptions, RCM
                  Holdings, CTLPJV, Buyer Linden GP and Buyer Linden LP will execute and deliver the Partnership Amendment and Redemption Agreement in substantially the form set forth as ANNEX 2.02-E hereto.

         SECTION 2.03. Bayonne Acquisition. At the Closing, subject to the terms and conditions of this Agreement, the following transactions will occur:

                  (a) Merger of MESC and NJ Inc. Effective immediately prior to the Closing, the Bayonne Sellers shall take such actions as shall be required to cause NJ Inc. to be merged with and into MESC (the "MESC/NJ MERGER") in accordance with the applicable provisions of the TBCA and the DGCL, upon the following terms:

                           (i) MESC will be the surviving corporation in such
                  merger and will succeed to and possess all the rights and assets of NJ Inc. and MESC and be subject to all of the liabilities and obligations of NJ Inc. and MESC, all in accordance with the TBCA.

                           (ii) The articles of incorporation and bylaws of MESC
                  will be the articles of incorporation and bylaws of the surviving corporation until thereafter properly amended.

                           (iii) Each share of NJ Inc. Common Stock issued and
                  outstanding immediately prior to the effective time of the MESC/NJ Merger (the "EFFECTIVE TIME") will be canceled without payment therefor.

                           (iv) Each share of MESC Common Stock issued and
                  outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the MESC/NJ Merger.

                  (b) Redemption of Shares. Immediately following the Effective Time, MESC will redeem from each Bayonne Seller the Initial MESC Shares owned by such Bayonne Seller in exchange for the delivery by MESC to such Bayonne Seller of a promissory note having a principal amount equal to $1,209.3909 for each Initial MESC Share so redeemed (each, a "BAYONNE SELLER NOTE"), which Bayonne Seller Notes shall be in substantially the form set forth as ANNEX 2.03 hereto and shall (i) be secured pro rata with the other Bayonne Seller Notes by a pledge of MESC's general partner interest in NJ Venture, which pledge shall be pursuant to documentation in form and substance reasonably acceptable to Sellers' Representatives but shall provide for the immediate release of such pledge upon repayment in full of all obligations under such Bayonne Seller Note, (ii) bear interest as specified therein, and (iii) be payable in full upon demand at any time on or after the Business Day following the Closing Date. Each Bayonne Seller will deliver to MESC in exchange for such Bayonne Seller Note, a certificate or certificates representing such Bayonne Seller's Initial MESC Shares, accompanied by a duly executed stock power and such other documents as Buyer may reasonably request to evidence the transfer of such shares to MESC. Upon issuance of such Bayonne Seller Note, each Bayonne Seller will cease to have any rights with respect to the Initial MESC Shares so redeemed.

                  (c) Purchase of Remaining Shares. Following the redemption of the Initial MESC Shares pursuant to Section 2.03(b), each Bayonne Seller will sell to Buyer (or its designee) all Remaining MESC Shares owned by such Bayonne Seller, free and clear of all Liens, in exchange for a cash payment to such Bayonne Seller of $1,209.3909 for each Remaining MESC Share. Each Bayonne Seller will deliver to Buyer in exchange for such cash payment a certificate or certificates representing such Bayonne Seller's Remaining

         MESC Shares, accompanied by a duly executed stock power and such other documents as Buyer may reasonably request to evidence the transfer of such shares to Buyer.

                  (d) Repayment of Bayonne Seller Notes. Buyer will cause the Bayonne Seller Notes to be repaid in full upon presentation and surrender thereof in accordance with their terms.

                  (e) Other Actions. Upon consummation of the transactions set forth in Sections 2.03(a), (b) and (c), the Bayonne Sellers will deliver to Buyer the minute books, stock books, stock ledgers and corporate seal of MESC and NJ Inc., together with duly executed resignations, effective as of the Closing, of all officers and directors of MESC.

         SECTION 2.04. Camden Acquisition. At the Closing, subject to the terms and conditions of this Agreement, the following transactions will occur:

                  (a) Purchase of CT Camden LP Interest. CTLPJV will sell, assign, transfer and convey to Buyer Camden LP all of its limited partnership interest in CT Camden, free and clear of all Liens in exchange for the payment by Buyer Camden LP to CTLPJV of $25,277,000 in cash. The foregoing assignment shall be evidenced by an assignment in substantially the form attached hereto as ANNEX 2.04-A.

                  (b) Purchase of CT Camden GP Interest. CTCI will sell, assign, transfer and convey to Buyer Camden GP all of its general partnership interest in CT Camden, free and clear of all Liens, in exchange for the payment by Buyer Camden GP to CTCI of $114,723,000 in cash. The foregoing assignment shall be evidenced by an assignment in substantially the form attached hereto as ANNEX 2.04-B.

                  (c) Other. CTCI and CTLPJV will execute such other instruments and take all such further action as shall be required to cause Buyer Camden GP and Buyer Camden LP to be admitted as partners in CT Camden in respect of the partnership interests purchased hereunder.

         SECTION 2.05.  Closing.

                  (a) The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., Suite 2300, 1001 Fannin, Houston, Texas 77002, on January 4, 1999 (or, at Buyer's option, on December 31, 1998 with respect to the Closing of the Linden Acquisition and the Camden Acquisition, provided that the terms of such Closing shall be reasonably agreeable to each of the parties hereto), or, if any conditions to the Closing set forth in Article 10 have not been satisfied by such date, then as soon as possible thereafter, but in no event later than three Business Days after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and the Sellers Representatives may agree; provided that if all of such conditions are satisfied other than the condition to Closing set forth in Section 10.03(b), the parties agree that Buyer or Parent shall have the right to delay the Closing for up to 15 days in order to make the disclosures required to satisfy such condition.

                  (b) If the Closing occurs after January 15, 1999, then the Buyer Entities, in addition to the Consideration specified in Sections 2.02, 2.03 and 2.04, will pay to the Sellers at the Closing, as additional Consideration, for each day from January 15, 1999 through the day prior to the Closing, a daily amount calculated by multiplying the value of the Consideration (i.e. $1,066,000,000) by a percentage equal to the Base Rate plus 1%, divided by 365; provided, however, that if the Closing has not occurred but all of the conditions to Closing set forth in Sections 10.01 and 10.02 have been satisfied (or are immediately capable of being satisfied), then from and after the satisfaction of such conditions the percentage referred to above shall be (A) the Base Rate plus 1%, divided by 365, for the period from January 16, 1999 through February 15, 1999, (B) the Base Rate plus 2%, divided by 365, for the period from February 16, 1999 through March 15, 1999, and (C) the Base Rate plus 3%, divided by 365, for the period from March 16, 1999 through April 15, 1999. For purposes of this
         Section 2.05(b), the Base Rate shall be determined on January 15, 1999 for the period from January 16, 1999 through February 15, 1999, on February 15, 1999 for the period from February 16, 1999 through March 15, 1999, and on March 15, 1999 for the period from March 16, 1999 through April 15, 1999.

                  (c) The parties agree that at the Closing, the applicable Buyer Entities shall pay to the Sellers the cash portion of the Consideration (as set forth in Sections 2.02, 2.03, 2.04 and 2.05(b)), in immediately available funds by wire transfer to one or more accounts designated by the Sellers, by notice to Buyer, not later than two Business Days prior to the Closing Date, and shall deliver to the Sellers certificates representing Parent Shares as set forth in Sections 2.02 and Exhibit V hereto.

         SECTION 2.06.  Closing Balance Sheets.

                  (a) Attached hereto as Section 2.06 of the Disclosure Schedule is an adjusted combined balance sheet dated June 30, 1998 that reflects the Latest Balance Sheets on a combined basis, as adjusted to reflect
         (i) the acquisition of PSEG Bayonne, Inc. and (ii) the elimination of prepaid insurance premiums attributable to CT Global (the "ADJUSTED COMBINED BALANCE SHEET").

                  (b) As promptly as practicable, but no later than 90 days after the Closing Date, Buyer (with the assistance of the Sellers to the extent requested by Buyer) will cause to be prepared and delivered to Sellers' Representatives the Year-End Balance Sheets (as defined below), together with unqualified opinions of Arthur Andersen LLP thereon, the Adjusted Combined Year-End Balance Sheet (as defined below), and a certificate based on such Adjusted Combined Year-End Balance Sheet setting forth Buyer's calculation of Year-End Working Capital (as defined below). The "ADJUSTED COMBINED YEAR-END BALANCE SHEET" shall be prepared on a combined basis from the audited balance sheet of MESC as of December 31, 1998, the audited balance sheet of CT Camden as of December 31, 1998 and the audited balance sheet of Linden Ltd. as of December 31, 1998 (collectively, the "YEAR-

         END BALANCE SHEETS"), as adjusted to reflect the adjustment events described in clause (ii) of Section 2.06(a). The Adjusted Combined Year-End Balance Sheet shall not reflect any assets or liabilities associated with the Turbine Order or the Real Estate Option. The Year-End Balance Sheets shall (x) present fairly, in conformity with generally accepted accounting principles, the assets and liabilities of such respective entities, determined at the close of business on December 31, 1998 and (y) be prepared, subject to compliance with generally accepted accounting principles, in the same manner and format as the Latest Balance Sheets. The excess of the amount of the current assets over the amount of current liabilities (excluding current maturities of long term debt) reflected on the Adjusted Combined Year-End Balance Sheet, determined in accordance with this Section, is referred to as "YEAR-END WORKING CAPITAL".

                  (c) If the Sellers' Representatives disagree with Buyer's calculation of Year-End Working Capital delivered pursuant to Section 2.06(b), the Sellers' Representatives may, within 30 days after delivery of the Adjusted Combined Year-End Balance Sheet, deliver a notice to Buyer disagreeing with Buyer's calculation of Year-End Working Capital and setting forth Sellers' Representatives' calculation of Year-End Working Capital. Any such notice of disagreement shall specify those items or amounts as to which the Sellers' Representatives disagree, and the Sellers shall be deemed to have agreed with all other items and amounts contained in the Adjusted Combined Year-End Balance Sheet and the calculations of Year-End Working Capital delivered pursuant to Section 2.06(b).

                  (d) If a notice of disagreement shall be duly delivered pursuant to Section 2.06(c), Buyer and the Sellers' Representatives' shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine Year-End Working Capital. If, during such period, Buyer and Sellers' Representatives are unable to reach such agreement, they shall promptly thereafter retain KPMG Peat Marwick LLP or such other nationally recognized accounting firm as they may agree in the event KPMG Peat Marwick LLP is unwilling to accept such engagement (the "ACCOUNTING REFEREE") to promptly review this Agreement and the disputed items or amounts for the purpose of calculating Year-End Working Capital. In making any such calculation, the Accounting Referee shall consider only those items or amounts in the Adjusted Combined Year-End Balance Sheet or Buyer's calculation of Year-End Working Capital as to which Sellers' Representatives have disagreed. The Accounting Referee shall deliver to Buyer and the Sellers' Representatives, as promptly as practicable, a report setting forth each such calculation. Such report shall be final and binding upon Buyer and Sellers. The cost of such review and report shall be borne equally by the Buyer Entities and Sellers.

                  (e) The Buyer Entities and Sellers agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Year- End Balance Sheets and the calculation of Year-End Working Capital and in the conduct of the audits and reviews referred to in this Section 2.06, including, without limitation, making available to the extent reasonably required books, records, work papers and personnel.

         SECTION 2.07.  Adjustment of Consideration.

                  (a) If Final Working Capital (as defined below) is less than negative $4,932,952, Sellers shall pay to Buyer, as an adjustment to the Consideration, in the manner and with interest as provided in
         Section 2.07(b), an amount in cash equal to such difference. If Final Working Capital is greater than negative $4,932,952, Buyer shall pay to Sellers, as an adjustment to the Consideration, in the manner and with interest as provided in Section 2.07(b), an amount in cash equal to such difference. "FINAL WORKING CAPITAL" means Year- End Working Capital (i) as shown in Buyer's calculation delivered pursuant to
         Section 2.06(b) if no notice of disagreement with respect to Buyer's calculation is duly delivered pursuant to Section 2.06(c), or (ii) if such a notice of disagreement is delivered, as agreed by Buyer and the Sellers' Representatives pursuant to Section 2.06(d) or in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.06(d).

                  (b) Any payment pursuant to Section 2.07(a) shall be made within ten days after Final Working Capital has been determined, by delivery by Sellers or Buyer, as the case may be, of immediately available funds by wire transfer to an account of Sellers or Buyer, as the case may be, designated by the Seller' Representatives or Buyer, as the case may be, by notice to the Seller' Representatives or Buyer, as the case may be, not later than two Business Days prior to the payment date. The amount of any payment to be made pursuant to this Section
         2.07 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum (based on a 365-day year) equal to the Specified Rate. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on March 31, June 30, September 30 and December 31 (each, a "QUARTERLY DATE") of each year (with the rate determined on such date to be the rate for the three months or portion thereof following such date). The interest rate for the quarter in which the Closing occurs will be the interest rate determined by reference to the Quarterly Date immediately preceding the Closing Date. McNair will be liable to Buyer for all amounts owed to Buyer by any of the Sellers pursuant to Section 2.07.

SECTION 2.08.  Other Transactions.

                  (a) Turbine Order. Subject to the terms set forth herein, at the Closing, the Sellers will cause CT Generating to assign to Buyer (or its designee) all of its rights to purchase from GE Power Systems three Model 7241FA Packaged Power Plants on the terms indicated in the letter dated August 12, 1998 from GE Power Systems to Cogen Technologies bearing the reference "GE IPS #80518" (the "TURBINE ORDER"), including the benefit of the $1 million purchase price credit referenced in the letter dated June 10, 1997 from Raymond F. Bossotti of GE Power Systems to B. Ligato, and including CT Generating's rights (and the rights of any of its Affiliates) under any definitive agreements entered into in connection with the Turbine Order. Sellers will cause CT Generating not to enter into any such definitive agreements without Buyer's prior written consent. Such assignment shall be subject to Buyer receiving a consent satisfactory to it from GE Power Systems consenting to the transfer of such Turbine Order and purchase price credit to Buyer or its designee.

         Sellers agree to use their reasonable efforts to obtain such consent. Subject to obtaining such consent, at the Closing, Buyer (or its designee) will (i) pay to CT Generating an amount in cash equal to any cash deposits or installments paid by or on behalf of CT Generating to GE Power Systems that are credited to the purchase price pursuant to the Turbine Order, and (ii) assume the obligations of CT Generating under the Turbine Order.

                  (b) Real Estate Option. Subject to the terms set forth herein, at the Closing, Sellers will cause to be assigned to Buyer or its designee all rights under the option to purchase certain real property set forth in the Contract of Sale dated as of September 1, 1998 between Baldwin Transportation Company and Orange Service Company, L.L.C. (the "REAL ESTATE OPTION"), subject to any consents required in connection with such assignment, in exchange for the payment by Buyer or its designee to a Person designated by the Sellers' Representatives of an amount in cash equal to the $285,318 deposit thereunder; provided, however, that:

                           (i) if the Real Estate Option shall have expired
                  unexercised prior to the Closing, it shall not be so assigned and no payment shall be made therefor; and

                           (ii) if Sellers shall have exercised the Real Estate
                  Option prior to the Closing with Buyer's consent, the Real Estate Option shall not be assigned but in lieu thereof the Sellers shall cause to be sold and conveyed to Buyer or its designee at Closing the real property covered by the Real Estate Option in exchange for the payment by Buyer or its designee to a Person designated by the Sellers' Representatives of an amount in cash equal to the aggregate purchase price paid pursuant to such Real Estate Option in accordance with the terms thereof.

         Sellers further agree that they will not permit the Real Estate Option to be exercised without Buyer's consent and that they will cause the Real Estate Option to be exercised if Buyer so requests prior to the Closing.

         SECTION 2.09. Reimbursement for Certain Tax Payments. At the Closing, CTLPJV and CTCI shall pay to Buyer an amount equal to the distribution to be made pursuant to Section 4.6 of the Camden Cogen Partnership Agreement as a result of the termination of Camden Cogen under section 708 of the Code caused by the Contemplated Transactions. Such payment shall be made 81.945% by CTCI and 18.055% by CTLPJV. McNair shall reimburse Buyer for any reduction in future distributions incurred as a result of the amount paid to Buyer pursuant to this
Section 2.09 being less than the amount of the distributions required to be made pursuant to Section 4.6 of the Camden Cogen Partnership Agreement as a result of the termination of Camden Cogen under section 708 of the Code caused by the Contemplated Transactions.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         SECTION 3.01. Representations and Warranties of McNair. McNair represents and warrants to the Buyer Entities and Parent as set forth in EXHIBIT II.

         SECTION 3.02. Representations and Warranties of the McNair Group Sellers and the Minority Group Sellers. The McNair Group Sellers and the Minority Group Sellers represent and warrant to the Buyer Entities and Parent as set forth in EXHIBIT III.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF BUYER ENTITIES

         SECTION 4.01. Representations and Warranties of Buyer Entities. The Buyer Entities represent and warrant to the Sellers as set forth in EXHIBIT IV.

                                    ARTICLE 5

                            COVENANTS OF THE SELLERS

         SECTION 5.01 Conduct of Business. Except as contemplated by the Transaction Documents, from the date of this Agreement until the Closing Date, the Sellers will (in connection with their ownership of the Acquired Entities), and will cause the Acquired Entities to, conduct their respective businesses in the ordinary course consistent with past practices, use their reasonable efforts to preserve intact, in all material respects, the business organizations and relationships with third parties and keep available the services of the present employees of the Acquired Entities. In addition, Sellers will not, and will cause the Acquired Entities not to, willfully take any action that would make any representation or warranty of any Seller under this Agreement inaccurate in any material respect at the Closing Date. Without limiting the generality of the foregoing, except as contemplated by the Transaction Documents, from the date of this Agreement until the Closing Date, without the prior written consent of Buyer (which, in the case of clauses (ii) or (iii) of paragraph (c) below will not be unreasonably withheld), the Sellers will not (in connection with their ownership of the Acquired Entities) and will cause each Acquired Entity not to:

                  (a) amend the partnership agreement, charter or bylaws of any Acquired Entity, or fail to maintain the books and records of any Acquired Entity in the ordinary course of business consistent with past practices;

                  (b) sell, lease, license, create any Lien upon or otherwise dispose of, or enter into any contract or option to sell, lease, license, create any Lien upon or otherwise dispose of, any assets that are material to an Acquired Entity, except in the ordinary course of business consistent with past practices or in compliance with any Material Contract listed on Section II.10(a) of the Disclosure Schedule;

                  (c) (i) amend, modify, terminate or restructure, or waive any material rights, obligations, claims or defaults under, any Material Contract, or (ii) approve the annual operating plan or the annual operating budget under the partnership agreements and Operation and Maintenance Agreements relating to any of the Operating Facilities, or
         (iii) approve any modifications or revisions thereto, or any expenditures not provided for in such operating plans or budgets that exceed $250,000 individually or $1,000,000 in the aggregate for all Acquired Entities;

                  (d) issue, sell, pledge or purchase, or agree to issue, sell, pledge or purchase, any partnership interest, capital stock or other equity interest in any Acquired Entity, or any options, rights, or warrants to acquire, or securities convertible into, any partnership interest, capital stock or other equity interest in any Acquired Entity, or split, combine or reclassify or pay any stock dividend in respect of the shares of capital stock of any Acquired Entity or take any similar action in connection with the partnership interests of any Acquired Entity;

                  (e) change any significant accounting policy of any Acquired Entity or make or rescind any express or deemed election relating to Taxes by any Acquired Entity or settle or compromise any claim, action, litigation, arbitration or investigation that would be material to any Acquired Entity;

                  (f) incur any Indebtedness for Borrowed Money in excess of currently available credit facilities, or guarantee or agree to act as surety with respect to any obligation of any Seller or any Affiliate of a Seller, or guarantee or agree to act as surety with respect to any obligation of any person other than a Seller or Affiliate of a Seller that exceeds $250,000 in the aggregate;

                  (g) except as disclosed in Section 5.01(g) of the Disclosure Schedule, enter into any agreement or arrangement with any Affiliate of any Seller that would survive or create any obligation on the part of an Acquired Entity after the Closing;

                  (h) enter into any agreement, arrangement or understanding involving a commitment on the part of any Acquired Entity to expend in excess of $250,000 individually or $1,000,000 in the aggregate for all Acquired Entities;

                  (i) fail to take any commercially reasonable action necessary to maintain the status of any Operating Facility as a "qualifying cogeneration facility" under the PURPA Requirements or any applicable state law;

                  (j) except as disclosed in Section 5.01(j) of the Disclosure Schedule, increase the compensation payable to or to become payable to any director or officer of any Acquired Entity, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities or otherwise in the ordinary course of business and consistent with past practice; grant any severance or termination pay (other than pursuant to the severance policies of such Acquired Entity as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer, or employee of any Acquired Entity, either individually or as part of a class of similarly situated persons; establish, adopt or enter into any Benefit Plan; or, except as required by applicable law, amend or take any other actions, including, but not limited to, acceleration of vesting and waiver of performance criteria, with respect to any Benefit Plan; or

                  (k) enter into any contract, agreement or commitment with respect to any of the foregoing.

                  The parties further agree that no payments of principal or interest on, or additional borrowings shall be made under, the Linden Receivable from December 31, 1998 through the Closing Date, and that from and after such date through the Closing, Sellers will not permit any of the Acquired Entities to make or guarantee any loans to any party.

         SECTION 5.02  Access to Information; Confidentiality.

                  (a) From the date of this Agreement until the Closing Date, the Sellers will, and will cause each Acquired Entity to, (i) give the Buyer Entities and their Representatives (which, for purposes of this Section 5.02(a) shall be deemed to include proposed lenders to the Buyer Entities) full access, to the extent reasonably requested thereby, to each Acquired Entity's offices, properties, books, records and employees, and those of its Affiliates to the extent related to the Acquired Entities, and to use their reasonable efforts to provide the Buyer Entities and their Representatives promptly after the date hereof access to each Acquired Entity's lenders, customers and service providers, each during normal business hours and upon reasonable prior notice; provided that any such access by any Buyer Entity or its Representatives shall not unreasonably interfere with the conduct of business by such Acquired Entity or Affiliate thereof, and provided, further, that the Buyer Entities agree that all discussions between the Buyer Entities and any Acquired Entity's lenders, customers and service providers (to the extent such discussions relate to the Acquired Entities) shall be limited to matters reasonably related to continuing due diligence with respect to the Contemplated Transactions and matters reasonably related to the satisfaction of any conditions to the Closing, (ii) permit the Buyer Entities and their Representatives to conduct non-invasive environmental and other inspections and investigations with respect to the Real Property and the Operating Facilities during normal business hours and upon reasonable prior notice, (iii) furnish to the Buyer Entities and their Representatives such financial and operating data and other information regarding such Acquired Entity and such Affiliates (to the extent related to the Acquired Entities) as such Buyer Entity or Representative may reasonably request and (iv) instruct its employees and Representatives to cooperate with the Buyer Entities in connection with such activities. The parties agree that the Sellers or their Representatives will initiate the initial contact with lenders, customers and service providers of the Acquired Entities pursuant to clause (i) above and that a Representative of the Sellers shall have the opportunity to participate in such initial discussions. Thereafter, the Buyer

         Entities agree to keep a Representative of the Sellers reasonably apprised of the progress of any discussions with such entities in connection with the Contemplated Transactions.

                  (b) On and after the Closing Date, Sellers will, and will cause their respective Affiliates to, afford promptly to the Buyer Entities and their Representatives, as reasonably requested thereby, reasonable access to their books and records during normal business hours and upon reasonable prior notice to permit the Buyer Entities and their Representatives to review the accounting, regulatory, environmental or tax records relating to any Acquired Entity so that the Buyer Entities may determine any such issue relevant to them in connection with the Contemplated Transactions; provided that any such access by the Buyer Entities or their Representatives shall not unreasonably interfere with the conduct of the business of such Seller or Affiliate. For a period of seven (7) years following the Closing Date, the Sellers will not, without first having offered to deliver the same to the Buyer Entities, destroy or permit the destruction of any of such books and records in the possession of the Sellers or their Affiliates.

                  (c) On and after the Closing Date, the Buyer Entities will, and will cause their respective Affiliates to, afford promptly to the Sellers and their Representatives, as reasonably requested thereby, reasonable access to the books and records of the Acquired Entities during normal business hours and upon reasonable prior notice to permit the Sellers and their Representatives to review the accounting, regulatory, environmental or tax records relating to any Acquired Entity on or before the Closing Date so that the Sellers may determine any such issue relevant to them in connection with the Contemplated Transactions; provided that any such access by the Sellers or their Representatives shall not unreasonably interfere with the conduct of the business of such Buyer Entity, the Acquired Entities or their Affiliates. For a period of seven (7) years following the Closing Date, the Buyer Entities will not, without first having offered to deliver the same to the Sellers, destroy or permit the destruction of any of such books and records in the possession of the Buyer Entities or their Affiliates.

                  (d) Prior to the Closing, any information obtained by either party pursuant to this Section 5.02 shall be subject to the provisions of the Confidentiality Agreement. The parties agree that the Confidentiality Agreement shall terminate upon the Closing.

                  (e) On and after the Closing Date, the Sellers will hold and will use their reasonable efforts to cause their respective Affiliates and Representatives to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential information concerning any Buyer Entity or the Acquired Entities, except to the extent that such information can be shown to have been (i) in the public domain through no fault of any Seller, its Affiliates or any of its Representatives or
         (ii) later lawfully acquired by any Seller on a non-confidential basis from sources other than a Buyer Entity or Acquired Entity, but only to the extent that any such source is not bound by a confidentiality agreement with any Buyer Entity, any Acquired Entity, any Seller or any Affiliate of a Seller.

                  (f) On and after the Closing Date, the Buyer Entities will hold and will use their reasonable efforts to cause their respective Affiliates and Representatives to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential information concerning any Seller or Affiliate of a Seller (other than any Acquired Entity), except to the extent that such information can be shown to have been
         (i) in the public domain through no fault of any Buyer Entity or any of its Representatives or (ii) later lawfully acquired by any Buyer Entity on a non-confidential basis from sources other than the Sellers, but only to the extent that any such source is not bound by a confidentiality agreement with any Seller, any Acquired Entity or any Affiliate of a Seller.

         SECTION 5.03.  Enjoyment of Benefits.

                  (a) Except as set forth in this Section 5.03(a), nothing in this Agreement shall restrict any Seller's right to engage in any business (whether through ownership, management, consulting or otherwise) in any location that engages in the development or ownership of electric power generation facilities or the acquisition or sale or marketing of electric power. Notwithstanding the foregoing, McNair agrees that until the fifth anniversary of the Closing Date, he will not undertake any activities that would directly adversely affect in any material way the enjoyment by the Buyer Entities of the economic benefits of the operation of the Operating Facilities and any Contemplated Expansion, as such plants are being operated or power is being sold on the Closing Date or as such facilities are operated or power is sold following any such Contemplated Expansion.

                  (b) McNair agrees that until the third anniversary of the Closing Date, he will not, and will cause each of his Affiliates not to, directly or indirectly, employ, receive or solicit the performance of services by any Transferred Employee; provided that this Section 5.03(b) shall not prohibit McNair from employing, receiving or soliciting the performance of services by any Transferred Employee whose employment relationship with Buyer is terminated by Buyer during the three-year period without Cause.

                  (c) McNair acknowledges that the Buyer Entities would be irreparably harmed by any breach of this Section 5.03 and that there would be no adequate remedy at law or in damages to compensate the Buyer Entities for any such breach. McNair agrees that the Buyer Entities shall be entitled to injunctive relief requiring specific performance by him of this Section 5.03, and McNair consents to the entry of such injunctive relief.

         SECTION 5.04. Notices of Certain Events. Each Seller shall notify Buyer as promptly as practicable upon becoming aware of:

                  (a) any changes or events which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, other than consents disclosed in Section II.06 of the Disclosure Schedule;

                  (c) any notice or other communication (i) from any Governmental Authority in connection with the Contemplated Transactions, (ii) from any party to a Material Contract in connection with the Contemplated Transactions or in which such party asserts in writing a breach, default or event of default or other non-performance by or in respect of any Acquired Entity pursuant to a Material Contract (whether or not in connection with the Contemplated Transactions) or
         (iii) with respect to the status of any Operating Facility as a "qualifying cogeneration facility" under the PURPA Requirements or any applicable state law;

                  (d) any actions, suits, claims, investigations, arbitration or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Acquired Entities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section II.11 of Exhibit II or that relate to the Contemplated Transactions;

                  (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Acquired Entities in any material respect;

                  (f) any notice from the operator under the Operation and Maintenance Agreements relating to any of the Operating Facilities of any change in operating procedures with respect to such Operating Facilities; and

                  (g) any action or event that constitutes a breach by any such Seller under this Agreement.

         SECTION 5.05.  Maintenance and Enforcement of Insurance Policies.

                  (a) From and after the date of this Agreement (including after the Closing Date), Sellers shall not, and McNair, RCM Holdings and CTCI shall cause each of the Acquired Entities not to, take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance in effect on the date of this Agreement that covers all or any part of the Acquired Entities with respect to events occurring prior to the Closing ("APPLICABLE INSURANCE").

                  (b) McNair, RCM Holdings and CTCI agree that, from and after the Closing Date, except as disclosed in Section 5.05(b) of the Disclosure Schedule, all Applicable Insurance directly or indirectly applicable to the Acquired Entities shall be for the benefit of the Buyer Entities. Without limiting the generality of the foregoing, from and after the Closing Date and in any manner requested by Buyer, McNair, RCM Holdings and CTCI shall use their reasonable efforts to ensure that all Applicable Insurance policies and arrangements are modified, amended or assigned so that, except as disclosed in Section 5.05(b) of the Disclosure Schedule, the Buyer Entities are the direct beneficiary of such Applicable Insurance with all rights to enforce, obtain the benefit of and take all other action in respect of such Applicable Insurance; provided that, if the modifications, amendments or assignments contemplated by this Section 5.05(b) are not permissible, McNair, RCM

         Holdings and CTCI shall enter into such other arrangements as Buyer may reasonably request to ensure that the Buyer Entities are entitled to the benefit (to the fullest extent set forth in the relevant policies and arrangements) of any Applicable Insurance.

                  (c) Notwithstanding anything to the contrary in this Section 5.05, the term Applicable Insurance shall not include any insurance provided by CT Global, it being acknowledged and understood by the parties to this Agreement that immediately following the Closing, all insurance provided by CT Global and all reinsurance by CT Global to other carriers covering the Acquired Entities will be terminated.

         SECTION 5.06. Certain Contracts. McNair, RCM Holdings and CTCI shall take all actions reasonably practicable to ensure that all Material Contracts entered into by any Acquired Entity on or after the date of this Agreement do not require a consent or other action by any Person as a result of the execution, delivery or performance of the Transaction Documents or the consummation of the Contemplated Transactions.

         SECTION 5.07. Non-Solicitation. The Sellers agree that neither they nor any of their respective Representatives, nor any of their respective Affiliates or any Representatives of their respective Affiliates, will, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (including by way of furnishing information or assistance) any Competing Proposal or any inquiries that may reasonably be expected to lead to a Competing Proposal, or
(ii) engage in any discussion with or provide any confidential information or data to any Person that may reasonably be expected to lead to a Competing Proposal or engage in any negotiations concerning, or otherwise facilitate any effort or attempt to make or implement, a Competing Proposal. The Sellers agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Proposal.

         SECTION 5.08. Dividends and Distributions. Except as expressly contemplated by this Agreement, during the period from December 31, 1998 through the Closing Date, McNair, RCM Holdings and CTCI shall cause MESC, Linden Ltd. and CT Camden not to declare, make or pay any dividends or distributions to their respective shareholders or partners.

                                    ARTICLE 6

                       AGREEMENTS RELATED TO PARENT SHARES

         SECTION 6.01. Agreements Related to Parent Shares. The Parent Stock Recipients will be entitled to the benefit of the registration rights with respect to the Parent Shares issued in connection with this Agreement, and agree to the restrictions on transfer and certain other matters concerning the Parent Shares, all as set forth in EXHIBIT V.

                                    ARTICLE 7

                            Covenants of the Parties

         SECTION 7.01.  Further Assurances.

                  (a) The Buyer Entities and McNair, RCM Holdings and CTCI shall use their reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate the Contemplated Transactions as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the consummation of the Contemplated Transactions, and (iii) as promptly as practicable, (but within five Business Days after the expiration of the termination rights set forth in Sections 12.01(f) and 12.01(h) hereof with respect to the initial filings under clauses (A) or (B) below) make all necessary filings and give all required notices, and promptly thereafter make any other required submissions, with respect to this Agreement and the Contemplated Transactions required under (A) the HSR Act and any related governmental request thereunder, (B) ISRA and (C) any other Applicable Law or agreement with any Governmental Authority; provided that Buyer and the Sellers shall cooperate with each other, and furnish to each other all information reasonably required in connection with the making of all such filings and the giving of all such notices, including, unless prohibited by Applicable Law, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested by the other party in connection therewith. The Sellers, other than McNair, RCM Holdings and CTCI, shall use their reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable on their part, under Applicable Law or otherwise, to consummate the Contemplated Transactions as promptly as practicable. From the date of this Agreement until the Closing Date, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with consummation of the Contemplated Transactions or (ii) seeking to restrain or prohibit the consummation of the Contemplated Transactions or otherwise limit the right of the Buyer Entities to own or operate all or any portion of the Acquired Entities.

                  (b) (i) McNair, RCM Holdings and CTCI shall give (or cause to be given) any notices to third parties and use, and cause the Acquired Entities to use, reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the Contemplated Transactions, (B) disclosed or required to be disclosed in Section II.06 of the Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Closing.

                           (ii) In the event that McNair, RCM Holdings or CTCI
                  fail to obtain any third party consent described in subsection
                  (b)(i) above, they shall use their reasonable efforts, and shall take any such actions reasonably requested by the Buyer Entities, to minimize any adverse effect upon the Buyer Entities, their Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

         SECTION 7.02 Public Announcements. Subject to applicable securities laws or stock exchange requirements, neither Buyer nor any Seller shall, without the prior approval of the other parties, issue or permit any of their respective partners, directors, officers, employees, agents or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby. If a party is required to disclose information with respect to this Agreement or the transactions contemplated hereby under applicable securities laws or stock exchange requirements, to the extent reasonably practicable under the circumstances, such party shall provide the other party with prior notice of its intent to make the disclosure and the general content of the disclosure.

         SECTION 7.03 Indemnification of Directors, Officers, Etc.

                  (a) Survival of Indemnity Provisions. The Buyer Entities agree that, to the fullest extent permitted by Applicable Law, all rights to indemnification and exculpation now existing or hereafter arising in favor of the directors, officers, general partners or directors or officers of the general partners of any Acquired Entity (the "COVERED PARTIES") with respect to acts or omissions occurring prior to the Closing that are based on or arise out of such Covered Party's service to the Acquired Entity in his capacity as such, pursuant to the articles or certificates of incorporation, bylaws or partnership agreements of such entities as in effect on the date hereof, shall survive the Closing and shall continue in full force and effect thereafter. The provisions of the articles or certificates of incorporation, bylaws and partnership agreements of the Acquired Entities that provide for indemnification of the Covered Parties shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Covered Parties with respect to acts or omissions occurring on or before the Closing Date.

                  (b) Buyer Indemnity. To the fullest extent permitted by Applicable Law, from and after the Closing, Buyer will indemnify and hold harmless each Covered Party with respect to acts and omissions occurring prior to the Closing that are based on or arise out of the Covered Party's service to such Acquired Entity in his capacity as such, to the extent provided by whichever of the following is most favorable to the Covered Party: (i) any indemnification provision that such Acquired Entity has in its articles or certificate of incorporation, bylaws or partnership agreement for the benefit of such Covered Party in his capacity as such at the date of this Agreement and
         (ii) indemnification to the same extent as would be permitted by Applicable Law with respect to the directors and officers of Buyer pursuant to the provisions in Buyer's then-existing certificate of incorporation or bylaws.

                  (c) Insurance. For a period of six years after the Closing Date, Buyer shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by or on behalf of the Acquired Entities or their Affiliates as of the date of this Agreement covering those persons who are currently covered by such policies in connection with their service to the Acquired Entities with respect to actions taken or omissions occurring prior to the Closing (or, at Buyer's option, substitute policies of at least the same coverage containing terms that are in the aggregate no less favorable to such insured persons) to the extent such liability insurance can be obtained at a cost not greater than 200 percent of the current annual premiums for the policies (or portions thereof) currently maintained by the Acquired Entities or their Affiliates as of the date of this Agreement for such insured persons; provided, that if such insurance coverage cannot be so maintained or obtained at such cost, Buyer shall maintain or obtain a policy providing the best coverage available, as determined by the Board of Directors of Buyer, for a premium not exceeding 200 percent of the current annual premiums for such insurance.

                  (d) Disputes Relating to the Contemplated Transactions and Related Matters. Notwithstanding the other provisions of this Section
         7.03 or the provisions of the articles or certificate of incorporation, bylaws or partnership agreements of the Acquired Entities, no Covered Party shall have any right to indemnification, and no Covered Party that is a party to this Agreement will make any claim for or assert his right to indemnification, from any Acquired Entity or any Buyer Entity from and after the Closing Date in respect of any litigation, suit, claim, proceeding or other dispute arising in whole or in part out of the Contemplated Transactions or under this Agreement (except as expressly provided in Section 11.02(c) hereof), or in any litigation, suit, claim, proceeding or other dispute between an Acquired Entity, Buyer, any Affiliate of any Acquired Entity or Buyer, a partner in any Acquired Entity or any other Seller or other Covered Party against such Covered Party.

                  (e) Benefit of Provisions. The provisions of this Section 7.03 are expressly for the benefit of the Covered Parties, shall be enforceable by each of them, and shall survive the Closing. If Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer assume the obligations of Buyer set forth in this Section 7.03.

         SECTION 7.04 Amendments of Partnership Agreements; Termination of Management Fee Agreements; Consents.

                  (a) McNair, RCM Holdings and CTCI agree to use their reasonable efforts to cause the following to occur, each effective immediately prior to the Closing and, subject to Section 7.04(c), each at the expense of the Sellers and without recourse to any Buyer Entity or Acquired Entity:

                           (i) the Linden Ltd. Partnership Agreement shall be
                  amended by execution and delivery by the parties thereto of an amendment to such agreement in substantially the form of ANNEX 7.04-A hereto;

                           (ii) the Linden Venture Partnership Agreement shall
                  be amended by execution and delivery by the parties thereto of an amendment to such agreement in substantially the form of ANNEX 7.04-B hereto;

                           (iii) the Camden Cogen Partnership Agreement and the
                  CT Camden partnership agreement shall be amended by execution and delivery by the parties thereto of amendments to such agreements in substantially the form of ANNEXES 7.04-C1 AND 7.04-C2 hereto;

                           (iv) Linden Ltd. and Linden Venture shall enter into
                  the Management Fee Termination Agreements with the other parties thereto in substantially the form of ANNEXES 7.04-D1 AND 7.04-D2 hereto, and the transactions contemplated thereby shall be completed;

                           (v) CT Camden and Camden Cogen shall enter into the
                  Management Fee Termination Agreements with the other parties thereto in substantially the form of ANNEXES 7.04-E1 AND 7.04-E2 hereto, and the transactions contemplated thereby shall be completed; and

                           (vi) the parties to the NJ Venture Partnership
                  Agreement shall execute and deliver a consent to the transactions contemplated by this Agreement and certain other matters in substantially the form of ANNEX 7.04-F hereto.

                  The partnership agreement amendments, consents and Management Fee Termination Agreements described in this Section 7.04(a) are referred to herein as the "PARTNERSHIP CONSENTS".

                  (b) McNair, RCM Holdings and CTCI agree to use their reasonable efforts to obtain prior to the Closing, each at the expense of the Sellers and not any Buyer Entity or Acquired Entity, the following consents:

                           (i) the Bayonne Consent in substantially the form of
                  ANNEX 7.04-G hereto (the "BAYONNE CONSENT");

                           (ii) the consent in substantially the form of ANNEX
                  7.04-H hereto together with the execution and delivery of all documents referred to therein by GE or the Owner Trustee and any consent or agreement of GE or the Owner Trustee required in Annex 7.04-J (collectively, the "LINDEN GE CONSENT"); and

                           (iii) the consent in substantially the form of ANNEX
                  7.04-I hereto together with any consent or agreement of GE required in Annex 7.04-K (collectively, the "CAMDEN GE CONSENT").

         provided, however, that the provisions of this Section 7.04(b) do not impose any obligation on the part of McNair, RCM Holdings or CTCI in respect of obtaining the consents described in Section 7.04(c) below.

                  (c) The Buyer Entities agree to use their reasonable efforts to obtain prior to the Closing the following consents:

                           (i) the consent in substantially the form of ANNEX
                  7.04-J hereto other than any consent or agreement of GE or the Owner Trustee contemplated therein (the "LINDEN BANK CONSENT"); and

                           (ii) the consent in substantially the form of ANNEX
                  7.04-K hereto other than any consent or agreement of GE contemplated therein (the "CAMDEN BANK CONSENT").

                  The Buyer Entities will pay all fees and expenses payable to such lenders in connection with obtaining the Linden Bank Consent and the Camden Bank Consent in excess of the $540,000 of fees that have been paid or have been previously agreed to be paid by CT Capital with respect to consents as of the date of this Agreement.

                  (d) The Buyer Entities and the Sellers acknowledge and agree that the forms of amendments, agreements, waivers and consents referred in this Section 7.04 are in form and substance satisfactory to Buyer and the Sellers. Any amendments or modifications to such documents shall be approved by Buyer and the Sellers' Representatives, which approval shall not be unreasonably withheld.

         SECTION 7.05 Buyer Insurance. The Buyer Entities shall cause to be put in place as of the Closing Date insurance policies covering the Acquired Entities with coverage amounts and containing terms and conditions that are sufficient to meet the obligations of the Acquired Entities under their respective partnership agreements and loan agreements.

         SECTION 7.06 Bayonne Management Services Agreement. The Buyer Entities acknowledge and agree that the Management Services Agreement, dated September 1, 1989, among Cogen Technologies Management Company, NJ Inc. and McNair, as assigned pursuant to the Assignment and Assumption Agreement, dated January 1, 1994, among Cogen Technologies Management Company, Cogen Technologies Management Services, L.P. (now known as RCM Management Services L.P. ("RCM MANAGEMENT")), NJ Inc. and McNair, will continue in effect after the Closing and that MESC (as successor to NJ Inc. in the MESC/NJ Merger) will continue to perform the services required under such agreement in accordance with its terms and RCM Management shall have no further obligations thereunder but shall be entitled to receive from MESC the fees set forth in accordance with the terms and conditions of such agreement. Buyer agrees not to take any action that would cause NJ Venture to be terminated prior to the scheduled expiration of the NJ Venture Partnership Agreement, without either making provision for the continuation of the payment of such fees to RCM Management through such scheduled expiration or otherwise reaching a mutually agreeable settlement with respect to such fees with RCM Management.

         SECTION 7.07 Withdrawal of Registration Statement. At or prior to Closing, Sellers shall cause to be filed with the SEC a request to withdraw the S-1 Registration Statement under the Securities Act in accordance with the rules and regulations of the SEC thereunder.

         SECTION 7.08 Intercompany Accounts. The parties agree to cause the intercompany balances owed between the Sellers and their Affiliates (other than the Acquired Entities) on the one hand, and the Acquired Entities, on the other hand, to the extent they are reflected on the Year-End Balance Sheets, to be paid promptly after the Closing.

         SECTION 7.09 Assigned Contracts. In the event that Buyer reasonably determines that there are any Material Contracts or other contracts or agreements relating to the Acquired Entities or their businesses to which any Seller or any Seller's Affiliate (other than an Acquired Entity) is a party and to which the Acquired Entities are not a party or pursuant to which there are rights or benefits that should be assigned to an Acquired Entity in order for Buyer and its Affiliates to acquire the full benefits of ownership of the Interests and the other Contemplated Transactions (an "ASSIGNED CONTRACT"), McNair, RCM Holdings and CTCI will use their reasonable efforts to cause such contracts or agreements to be assigned to Buyer or its designee at Closing. Each such assignment will be subject to Buyer receiving evidence satisfactory to it of the consents necessary to effect such an assignment without conflict with, violation or default under the terms of such Assigned Contract and of the absence of any defaults under such Assigned Contract. If a consent necessary to transfer an Assigned Contract has not been obtained prior to Closing, McNair, RCM Holdings and CTCI agree to continue to use their reasonable efforts to obtain such consent after the Closing and to assign such Assigned Contract to Buyer or its designee promptly after the receipt of such consent.

         SECTION 7.10  Letters of Credit.

                  (a) Buyer will take such actions as shall be required to cause Old Cogen Technologies Financial Services, L.P. to be released from any obligations under the letters of credit included in ANNEX 7.10, or shall indemnify and hold harmless Old Cogen Technologies Financial Services, L.P. in connection therewith pursuant to documentation reasonably acceptable to the Sellers' Representatives, in each case effective as of the Closing.

                  (b) Prior to Closing, Sellers will obtain any necessary consents, waivers and amendments, and provide any necessary notices, under the Letter of Credit and Reimbursement Agreement dated as of September 17, 1992, as amended, between Linden Venture and GE in order to permit the Closing of the Contemplated Transactions on the terms and conditions contemplated herein.

                                    ARTICLE 8

                                   TAX MATTERS

         SECTION 8.01 Tax Matters. The parties agree as to Tax matters as set forth in EXHIBIT VI.

                                    ARTICLE 9

                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

         SECTION 9.01.  Employment and Employee Benefit Matters.

                  (a) Immediately prior to the Closing Date, each individual identified in ANNEX 9.01 will be transferred to the employ of NJ Inc. at the rate of base annual salary and bonuses described with respect to such individual in a schedule previously provided to Buyer and in a position commensurate with such individual's experience and abilities. Those individuals and the individuals who are currently employed by NJ Inc. and are listed in ANNEX 9.01 who accept such employment offers are hereinafter referred to jointly as the "TRANSFERRED EMPLOYEES" and singly as a "TRANSFERRED EMPLOYEE." For a period of one year following the Closing Date, the sum of the cash base annual salary and cash bonus amounts of the individuals identified in ANNEX 9.01, other than the individuals whose post- Closing employment is referred to in Section 9.01(c) below, shall not be reduced below the sum of such amounts as specified in the schedule referred to in the first sentence of this paragraph.

                  (b) With respect to the Transferred Employees, Buyer or Parent, as appropriate, agrees as follows:

                           (i) except as specifically provided herein, they
                  shall be eligible to participate in Buyer's employee benefit plans and programs, including but not limited to vacation and sick time policies, on the same basis as similarly situated employees of Buyer and their service with the Acquired Entities shall be considered as service with Buyer for all purposes of such employee benefit plans and programs save and except for pension plan benefit accrual purposes and retiree medical coverage eligibility purposes;

                           (ii) Buyer shall permit each of them and his or her
                  eligible dependents to be covered under Buyer's group health plan as modified as necessary to provide medical and dental coverage to each of them and their eligible dependents effective on the Closing Date to the extent that they were covered under a group health plan maintained by RCM Holdings, NJ Inc., MESC or one of their Affiliates immediately prior to the Closing Date provided that they complete and submit application for coverage forms; and for purposes of Buyer's welfare benefit plans, Buyer shall waive any waiting periods and limitations regarding pre-existing conditions and cause such plans to recognize any out-of-pocket expenses incurred by them or their eligible dependents during the portion of the plan year prior to Closing Date for purposes of determining their annual deductible and out-of-pocket maximums and ceilings or limitations on benefits;

                           (iii) as soon as reasonably practicable after the
                  Closing Date, Buyer will take such actions as are necessary to cause the Enron Corp. Savings Plan to accept a transfer of Cogen Technologies 401(k) Savings Plan assets attributable to the Transferred Employees who elect such transfer with such election to be a one-time election, including outstanding loans to participants, in a direct trustee-to-trustee transfer that is subject to the requirements of section 414(1) of the Code; provided, however, that Buyer shall have no obligation to cause the Enron Corp. Savings Plan to accept such transfer if Buyer does not receive from CT Capital proof which is satisfactory to Buyer that the Cogen Technologies 401(k) Savings Plan will be fully qualified under Code Section 401 at the time of such transfer.

                  (c) Buyer and CT Capital have agreed by separate documentation with respect to certain employment matters pertaining to Messrs. Joseph Bollinger, Ross Ain and Colin Harper. Buyer and CT Capital have also agreed by separate documentation with respect to certain employment matters pertaining to John Jeffery Guise. In addition, Buyer and CT Capital have entered into a Consulting Services Agreement, subject to the Closing.

                  (d) Buyer shall assume the consulting agreement with Phillips Associates, Inc. subject to its consent and agreement in substitution for CT Capital.

                  (e) With respect to the Transferred Employees, the Sellers and/or CT Capital, as appropriate, agree as follows:

                           (i) their participation in all Benefit Plans shall
                  terminate as of Closing Date, the Sellers and/or CT Capital, as appropriate, shall retain all responsibilities, rights, liabilities and obligations with respect to such Benefit Plans and such Benefit Plans shall be fully responsible for benefits earned, accrued or incurred by the Transferred Employees prior to Closing Date (including specifically but not by way of limitation welfare plan and educational plan benefits resulting from expenses incurred and events occurring prior to the Closing Date but not submitted for payment until after the Closing Date);

                           (ii) for the portion of the calendar year following
                  the Closing Date in which the Closing Date occurs, the vacation and sick pay provided by Buyer to the Transferred Employees shall be determined with appropriate debits for vacation and sick pay days taken by such Transferred Employees for the portion of such calendar year preceding the Closing Date under the vacation and sick pay programs of Sellers and/or CT Capital;

                           (iii) from and after Closing Date, they shall no
                  longer be permitted to make pre-tax contributions to their flexible spending accounts under the Cogen

                  Technologies, Inc. Cafeteria Plan but shall be permitted to submit claims against such accounts through the remainder of the calendar year including the Closing Date for qualifying expenses incurred prior to the end of such calendar year to the extent that such expenses, when added to the aggregate expenses previously reimbursed from their accounts during the calendar year, do not exceed the amount of their pre-tax contributions to their accounts during the calendar year;

                           (iv) to the extent that they qualify for or
                  potentially could qualify for incentive payments under the Cogen Technologies, Inc. Development Program Bonus Plan, the Sellers and/or CT Capital, as appropriate, shall make cash payments to them so as to satisfy in full any liabilities for such payments and shall obtain from them releases in the form included in ANNEX 9.01;

                           (v) the Sellers and/or CT Capital, as appropriate,
                  shall be solely responsible and liable for any payments owed or potentially owed to them pursuant to any agreements, contracts or other arrangements providing for the payment of amounts contingent upon or conditioned upon a "change of control" of or other corporate event or restructure affecting Cogen Technologies, Inc. or any owner of such entity;

                           (vi) their rights to use club memberships owned by
                  the Sellers and/or CT Capital, as appropriate, shall terminate as of the Closing Date and the Sellers and/or CT Capital, as appropriate, shall retain sole ownership of all such club memberships;

                           (vii) the Sellers and/or CT Capital, as appropriate,
                  shall cause their accounts under the Cogen Technologies 401(k) Savings Plan to become fully vested and nonforfeitable and as soon as reasonably practicable after the Closing Date and provided such transfer is to be effected, Sellers and/or CT Capital, as appropriate will take such actions as are necessary to cause the trustee of the Cogen Technologies 401(k) Savings Plan to transfer to the trustee of the Enron Corp. Savings Plan the transfer described in Section 9.01(b)(iii); and

                           (viii) for all Transferred Employees other than the
                  individuals whose post-Closing employment is addressed in paragraph (c) above, for a period of eighteen months following the Closing Date, Buyer shall provide them with the protection of severance benefits that are not less in amount than the amount described in ANNEX 9.01, or, if greater, the amount which would be payable pursuant to the Enron Corp. Severance Pay Plan, such severance benefits to be payable to a Transferred Employee if his employment with Buyer is terminated by Buyer during such eighteen month period unless such employment relationship is terminated by Buyer for Cause.

                  (f) Buyer and the Sellers and CT Capital shall cooperate with each other to effectuate the provisions of this Section 9.01. Prior to or promptly after the Closing Date, as appropriate, the Sellers shall furnish to Buyer and Buyer shall furnish to the Sellers any and all data, information and records as are reasonably necessary to enable such parties to fulfill their obligations under the provisions of this
         Section 9.01.

                                   ARTICLE 10

                              CONDITIONS TO CLOSING

         SECTION 10.01. Conditions to the Obligations of Each Party. The obligations of the parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

                  (a) There shall be no provision of Applicable Law that prohibits the consummation of the Contemplated Transactions.

                  (b) The Parent Shares shall have been authorized for listing on the New York Stock Exchange, subject to notice of issuance.

                  (c) There shall not be pending any action, proceeding or investigation before any Governmental Authority or pursuant to any arbitration agreement (i) challenging, or seeking material damages in connection with, the Contemplated Transactions, or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Buyer Entities or their Affiliates of all or any portion of the Acquired Entities.

                  (d) Any right of first refusal arising in connection with the Bayonne Acquisition pursuant to Article 12 of the Amended and Restated Joint Venture Agreement of NJ Venture (the "BAYONNE RIGHT OF FIRST REFUSAL") shall have either expired in accordance with its terms or been waived in form reasonably satisfactory to Buyer and the Sellers' Representatives; provided, however, that if any holder of such right of first refusal properly elects to exercise its right to acquire MESC in accordance with such right, then the parties agree that (i) the Bayonne Acquisition shall not occur and all of Section 2.03 of this Agreement shall be disregarded, (ii) all references in this Agreement to the Bayonne Acquisition, the Bayonne Plant, MESC or any matter or provision directly related to any of the foregoing shall be disregarded (to the extent so related), but (iii) the condition set forth in this Section 10.01(d) shall be deemed waived and, subject to the other conditions set forth in this Agreement, the parties shall nonetheless consummate the Camden Acquisition and the Linden Acquisition in accordance with their terms.

                  (e) The Bayonne Consents, the Linden GE Consent, the Camden GE Consent and the Partnership Consents shall have been obtained, each in the manner contemplated by Section 7.04 with such changes thereto as may be reasonably proposed by Buyer based upon requirements of the parties to the Linden Bank Consent or the Camden Bank Consent; provided, however that no such proposed change shall be deemed to be reasonably proposed by Buyer if the effect thereof is to adversely affect, in other than a de minimus manner, the rights of the Owner Trustee or GE under, and benefits to the Owner Trustee or GE of, the Camden Cogen Partnership Agreement, the Linden Venture Partnership Agreement or the

         Linden GP Term Loan; and provided, further that Buyer shall have the right to waive, without the consent of the Sellers, the conditions to Closing relating to any provision in such consents related to obtaining liens on partnership interests in favor of the Buyer Entities' lenders and related intercreditor matters.

         SECTION 10.02. Conditions to Obligations of the Buyer Entities. The obligations of the Buyer Entities to consummate the Contemplated Transactions are subject to the satisfaction of the following further conditions:

                  (a) (i) Each Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by Sellers pursuant to this Agreement, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, shall be true in all respects at and as of the Closing Date, as if made at and as of such date, it being understood and agreed (x) that the condition set forth in clause
         (ii) of this Section 10.02(a) shall be deemed to have been satisfied unless any failure to be true has had, or reasonably could be expected to have, individually or in the aggregate with all other failures relating to various representations and warranties, a Material Adverse Effect, and (y) that representations and warranties made as of a specific date need be true only as of that date, and (iii) the Buyer Entities shall have received certificates signed by executive officers of RCM Holdings, CT Capital and CTCI on behalf of such entities and by each of the other Sellers to the foregoing effect.

                  (b) There shall not have occurred a Material Adverse Effect.

                  (c) Either (i) Linden Venture, with the consent of all limited partners and lenders whose consent is required in connection therewith, shall have entered into an amended steam agreement with Exxon Corporation and a steam agreement with Bayway Refining Company, in each case on terms that are not materially less favorable to Linden Venture than the terms set forth in the drafts of such agreements dated August 14, 1998 and August 12, 1998, respectively, true and complete copies of which have been provided to Buyer, pursuant to which steam from the Linden Plant will be purchased and used in aggregate amounts sufficient for the continued qualification of the Linden Plant as a qualifying cogeneration facility under the PURPA Requirements, or (ii) the lenders to Linden Ltd. and the partners in Linden Venture shall have agreed in writing, in form reasonably satisfactory to Buyer, not to assert any claim of past, present or future defaults (or similar events) or breaches of fiduciary duty relating to the steam sale arrangements for Linden Venture.

                  (d) The Buyer Entities shall have received written confirmation (in the form of a reasonably acceptable letter from the NJDEP to the counsel to the Acquired Entities or other reasonably acceptable written evidence) that the NJDEP will require no further action to be taken pursuant to ISRA in connection with or arising out of the Contemplated Transactions. With respect to the Linden Plant, such "no further action" letter or other written evidence reasonably acceptable to the Buyer Entities shall be based upon a negative declaration, a preliminary assessment report and other information submitted by the Sellers to the NJDEP that does not subject to review under ISRA or otherwise make the provisions of ISRA applicable to any of "Exxon's Property other than the Demised Premises (and perhaps a butane supply line extending to the Demised Premises and the electrical interconnect lines from the Cogeneration Facility and the ground underlying those lines)" within the meaning of the Linden Ground Lease.

                  (e) The Sellers shall have caused to be repaid in full the CT Camden Term Loan.

                  (f) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated without the imposition of any material requirements or restraints on the ability of the Buyer Entities to conduct the business of the Acquired Entities after the Closing.

                  (g) The Buyer Entities shall have received (i) the opinion of Fulbright & Jaworski L.L.P., as counsel to the McNair Group Sellers, CTCI and RCM Holdings, in substantially the form set forth on ANNEX 10.02-A hereto, (ii) one or more opinions of counsel to the Minority Group Sellers reasonably satisfactory to Buyer, in substantially the form set forth on ANNEX 10.02-B hereto, and (iii) the opinion of one or more regulatory counsel to the Sellers reasonably acceptable to Buyer, in substantially the form set forth on ANNEX 10.02-C hereto.

         SECTION 10.03. Conditions to Obligations of Sellers. The obligations of the Sellers to consummate the Contemplated Transactions are subject to the satisfaction of the following further conditions:

                  (a) (i) The Buyer Entities shall have performed in all material respects all of their obligations under this Agreement required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of the Buyer Entities contained in this Agreement and in any certificate or other writing delivered by the Buyer Entities pursuant to this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, it being understood and agreed that representations and warranties made as of a specific date need be true only as of that date, and (iii) the Sellers shall have received certificates signed by executive officers of Buyer to the foregoing effect.

                  (b) There shall not be any matter that would be materially adverse to the business, results of operations, conditions (financial or otherwise), assets or liabilities of Parent and its subsidiaries, taken as a whole, that has not been publicly disclosed for ten Business Days or more prior to the Closing Date.

                  (c) Subject to Sellers having obtained any necessary consents, Buyer or an Affiliate thereof shall have entered into a new lease, sublease or lease assignment with respect to each leased property described on ANNEX 10.03A, which new lease, sublease or lease assignment shall provide to Buyer or its Affiliate terms similar to those enjoyed by the current lessee thereof and shall otherwise be on terms reasonably satisfactory to Buyer.

                  (d) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

                  (e) The Sellers shall have received written confirmation (in the form of a reasonably acceptable letter from the NJDEP to the counsel to the Acquired Entities or other reasonably acceptable written evidence) that the NJDEP will require no further action to be taken pursuant to ISRA in connection with or arising out of the Contemplated Transactions.

                  (f) The Sellers shall have received the opinions of the respective general counsels of Parent and Buyer or Vinson & Elkins L.L.P., substantially to the effect set forth on ANNEX 10.03B hereto.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         SECTION 11.01. Survival. The representations and warranties of the parties contained in this Agreement or in any other Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document shall terminate at and not survive the Closing; provided that (a) the representations and warranties contained in Sections II.01, II.02 and II.20 of
Exhibit II, Exhibit III and Exhibit IV shall each survive the Closing indefinitely, and (b) the representations and warranties contained in Sections II.05, II.06, II.10(a), (b) and (c), II.11(a), II.13(b) and II.22(e) of Exhibit
II shall survive the Closing for eighteen months following the Closing Date. Notwithstanding the preceding sentence, with respect to any representation or warranty that survives the Closing in respect of which indemnity may be sought under this Agreement, such representation or warranty shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity (including the specific nature of such inaccuracy) shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article 11) contained in this Agreement or in any other Transaction Document shall survive the Closing.

         SECTION 11.02.  Indemnification.

                  (a) McNair hereby agrees to defend, indemnify and hold harmless each of the Buyer Entities and Parent, their Affiliates and their respective Representatives against any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by them arising out of:

                           (i) any misrepresentation or breach of a
                  representation or warranty in Exhibit II (provided that, from and after the Closing, such representations and warranties shall be interpreted disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material

                  Adverse Effect) or any covenant or agreement made or to be performed by RCM Holdings, CT Capital or CTCI pursuant to any of the Transaction Documents;

                           (ii) any Environmental Liabilities of MESC not
                  directly related to the Bayonne Plant, including liabilities relating to the lawsuit styled Carlton Gene Rineheart, et al.
                  v. Ciba Geigy Corporation, et al. pending in the United States District Court for the Middle District of Louisiana and any other liabilities relating to the facts or circumstances that gave rise to such litigation;

                           (iii) any MESC Pre-Closing Taxes;

                           (iv) any operations, liabilities or activities of
                  MESC (other than Environmental Liabilities or MESC Pre-Closing Taxes) not directly related to the Operating Facilities; or

                           (v) the enforcement of their rights under this
                  Section 11.02;

         provided that, no claim for indemnification pursuant to Section 11.02(a)(i) may be made after Closing with respect to any misrepresentation or breach of any representation or warranty that does not survive Closing pursuant to Section 11.01 or with respect to any misrepresentation or breach of any other representation or warranty unless written notice of the inaccuracy or breach of such representation or warranty giving rise to such right of indemnity shall have been given to McNair prior to the time that such representation or warranty terminates in accordance with Section 11.01; and provided further that (A) no claim for indemnification pursuant to Section 11.02(a)(i) or 11.02(a)(iv) may be made after Closing with respect to any misrepresentation or breach of any representation or warranty or any matter referred to in Section 11.02(a)(iv) unless the aggregate amount of Damages with respect to all such misrepresentations or breaches referred to in Section 11.02(a)(i) and matters referred to in
         Section 11.02(a)(iv) exceeds $10,000,000 and then only to the extent of such excess and (B) McNair's maximum liability for indemnification with respect to misrepresentations or breaches of any representations or warranties pursuant to an indemnification claim under Section 11.02(a)(i) or with respect to matters referred to in Section 11.02(a)(iv) shall be $150,000,000 in the aggregate (except that the limitations on liability set forth in clauses (A) and (B) of this proviso shall not apply to indemnification claims based upon misrepresentations or breaches of any representation or warranty set forth in Section II.01, II.02 or II.20 of Exhibit II); and provided further that no claim for indemnification pursuant to Section 11.02(a)(i) may be made with respect to any breach of a covenant or agreement by RCM Holdings, CT Capital or CTCI pursuant to any of the Transaction Documents (other than under the covenants set forth in Sections 2.09, 5.02(b)-(f) and Articles IX, XI and XIII of this Agreement) unless written notice of the breach giving rise to such right of indemnity shall have been given to McNair prior to the date which is eighteen months after the Closing Date; and provided further that McNair's maximum liability for indemnification pursuant to an indemnification claim under Section 11.02(a)(ii) shall be $100,000,000 and such $100,000,000 limit shall be reduced by $10,000,000 on each anniversary of the Closing Date (until it reaches $0), such reduction being effective only with respect to any claims written notice of which is given to McNair after such anniversary; and provided further that no claim for indemnification pursuant to Section 11.02(a)(iii) may be made unless written notice of the breach giving rise to such right of indemnity shall have been given to McNair prior to December 31, 1999, which notice may not be delivered unless MESC has received written notice from the Internal Revenue Service of its intention to conduct a Tax Audit (as defined in Exhibit VI); and provided further, that no claim for indemnification pursuant to Section 11.02(a)(iv) may be made unless written notice of the claim giving rise to such right of indemnity shall have been given to McNair prior to the date which is eighteen months after the Closing Date.

                  (b) Each McNair Group Seller and each Minority Group Seller hereby severally, and not jointly, agrees to defend, indemnify and hold harmless each of the Buyer Entities, their Affiliates and their respective Representatives against any and all Damages incurred or suffered by them arising out of:

                           (i) any misrepresentation or breach of a
                  representation or warranty in Exhibit III or any covenant or agreement made or to be performed by such McNair Group Seller or Minority Group Seller pursuant to any of the Transaction Documents; or

                           (ii) the enforcement of their rights under this
                  Section 11.02;

         provided that no claim for indemnification pursuant to Section 11.02(b)(i) may be made with respect to any breach of a covenant or agreement by such McNair Group Seller or Minority Group Seller pursuant to any of the Transaction Documents (other than under the covenants set forth in Sections 5.02, 5.03 and Articles IX, XI and XIII of this Agreement) unless notice of the breach giving rise to such right of indemnity shall have been given to such McNair Group Seller or Minority Group Seller prior to the date which is eighteen months after the Closing Date; and provided further that for the purposes of this
         Section 11.02 (b), each Minority Group Seller other than CTLPJV shall only be liable with respect to liabilities of CTLPJV severally in proportion to such Minority Group Seller's proportionate ownership interest in CTLPJV.

                  (c) The Buyer Entities hereby agree to defend, indemnify and hold harmless each of the Sellers, their Affiliates and their respective Representatives against any and all Damages incurred or suffered by them arising out of:

                           (i) any misrepresentation or breach of a
                  representation or warranty in Exhibit IV or any covenant or agreement made or to be performed by the Buyer Entities pursuant to this Agreement; or

                           (ii) the enforcement of their rights under this
                  Section 11.02;

         provided that no claim for indemnification pursuant to Section 11.02(c)(i) may be made with respect to any breach of a covenant or agreement by the Buyer Entities pursuant to any of the

         Transaction Documents (other than under the covenants set forth in Sections 5.02 and 7.03 and Articles IX, XI and XIII of this Agreement) unless notice of the breach giving rise to such right of indemnity shall have been given to Buyer prior to the date which is eighteen months after the Closing Date.

         SECTION 11.03.  Procedures for Third Party Claims.

                  (a) The parties seeking indemnification under Section 11.02 (the "INDEMNIFIED PARTIES") agree to give prompt notice to the parties against whom indemnity is sought (the "INDEMNIFYING PARTIES") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section
         11.02 (the "THIRD PARTY CLAIMS"). The failure by any Indemnified Party so to notify the Indemnifying Parties shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this
         Section 11.03, except to the extent such failure shall actually prejudice an Indemnifying Party.

                  (b) Upon receipt of notice from the Indemnified Parties pursuant to Section 11.03(a), the Indemnifying Parties will, subject to the provisions of Section 11.03(c), assume the defense and control of such Third Party Claims but shall allow the Indemnified Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense (except as provided in Section 11.03(c)). The Indemnifying Parties shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Parties; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Parties shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Indemnifying Parties in the defense of any Third Party Claim defended by the Indemnifying Parties.

                  (c) The Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, but only if the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement; not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply or adversely affect any Indemnified Party or to the conduct of any Indemnified Party's business; and obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

                  (d) The Indemnifying Parties shall also be liable for the reasonable fees and expenses of counsel incurred by each Indemnified Party in defending any Third Party Claim if such Third Party Claim, if successful, is likely to result in a judgment, decree or order of injunction or other equitable relief or relief for other than money Damages against such Indemnified Party.

         SECTION 11.04.  Exclusive Remedy; No Waiver Relating to Claims for
         Fraud.

                  (a) Each party hereto acknowledges and agrees that, except as set forth in Section 11.04(b), the provisions of this Article 11 shall be the exclusive remedy of such party with respect to any matter arising under this Agreement or any other Transaction Document; provided, however, that the foregoing shall not limit the right of any such party to seek any equitable remedy available to enforce the rights of such party under this Agreement or any other Transaction Document in accordance with the terms of this Agreement.

                  (b) Notwithstanding any other provision of this Agreement, the liability of any party under Article 11 of this Agreement shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. Notwithstanding any other provision of this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 11.02 relating to limitations on amounts recoverable under indemnity provisions or limitations on periods of time during which a claim for indemnification may be brought, shall be deemed a waiver by any party to this Agreement of any right or remedy that such party may have at law or equity, based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud, (ii) the time period during which a claim for fraud may be brought, or (iii) the recourse which any such party may seek against another party with respect to a claim for fraud.

                                   ARTICLE 12

                                   TERMINATION

         SECTION 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of Buyer and the Sellers' Representatives;

                  (b) by either Buyer or the Sellers' Representatives if the Closing shall not have been consummated by April 15, 1999 (the "END DATE"); provided, however, that Sellers' Representatives may not terminate this Agreement pursuant to this Section 12.01(b) if the Closing shall not have been consummated by the End Date by reason of any Seller's failure to perform in all material respects any of its respective covenants or agreements contained in this Agreement; and provided, further, that Buyer may not terminate this Agreement pursuant to this Section 12.01(b) if the Closing shall not have been consummated by the End Date by reason of any Buyer Entity's failure to perform in all material respects any of its respective covenants or agreements contained in this Agreement;

                  (c) by Buyer, if a breach of any representation, warranty, covenant or agreement on the part of the Sellers set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 10.01 or 10.02 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30

         Business Days following receipt by the Sellers' Representatives of notice of such breach from Buyer;

                  (d) by the Sellers, if a breach of any representation, warranty, covenant or agreement on the part of the Buyer Entities set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 10.01 or 10.03 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Buyer of notice of such breach from Sellers;

                  (e) by either Buyer or the Sellers if there shall be any Applicable Law that makes consummation of the Transactions contemplated hereby illegal or otherwise prohibited or if consummation of the Transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                  (f) by Buyer at any time prior to 5:00 p.m. Central Time on the tenth Business Day after the date of this Agreement if Buyer determines, in its sole discretion, that it is unlikely to be able to obtain the Linden Bank Consent or the Camden Bank Consent or any other consents or arrangements necessary to satisfy Buyer's lenders in connection with the Contemplated Transactions, or that the Sellers will be unable to obtain the Bayonne Consents or the Partnership Consent referred to in Annex 7.04F hereto, all on terms reasonably acceptable to Buyer;

                  (g) by Buyer at any time prior to 5:00 p.m. Central Time on the fifth Business Day after the date of this Agreement if either (i) the matters addressed in paragraph 1 of ANNEX 12.01(G) were not included in the 1999 capital budget and operating forecasts previously provided to Buyer or (ii) Buyer determines, in its sole discretion, that the estimated costs set forth in paragraph 2 of ANNEX 12.01 (G) are not maintenance expenses arising in the ordinary course of business of the Linden Plant; provided, however, in the event Buyer notifies the Sellers of its intention to terminate this Agreement pursuant to this
         Section 12.01(g), the Sellers shall have the option to either (i) covenant to make the necessary repairs and improvements needed to resolve the matters described on ANNEX 12.01(G), at the Seller's expense, the satisfaction of which covenant would itself be a condition to the obligations of the Buyer Entities to close the Contemplated Transactions or (ii) amend this Agreement to provide that the cost of such repairs and improvements, as reasonably determined by Buyer, would be added to the negative $4,932,952 in Section 2.07(a) for purposes of calculating the adjustment to the Consideration provided for therein; or

                  (h) by McNair, on behalf of all of the Sellers, at any time prior to 5:00 p.m. Central Time on the tenth Business Day after the date of this Agreement if McNair determines, in his sole discretion, that the Sellers will be unlikely to be able to obtain the Linden GE Consents or the Camden GE Consents on terms reasonably acceptable to Sellers.

         The party desiring to terminate this Agreement pursuant to Sections 12.01(b)-(h) shall give notice of such termination to the other parties.

         SECTION 12.02.  Effect of Termination.

                  (a) Except as set forth in Section 12.02(b), if this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any Affiliate or Representative of such party) to any other party to this Agreement, except that if such termination shall result from (i) the willful failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other parties that is within the control of such party, (ii) the willful failure of any party to this Agreement to perform a covenant or agreement contained in this Agreement or (iii) the willful breach by any party to this Agreement of any representation or warranty contained in this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Sections 11.02, 13.01, 13.04, and 13.06 and this Section 12.02 shall survive any termination of this Agreement pursuant to Section 12.01.

                  (b) If this Agreement is terminated as a result of the failure of the Sellers to have obtained the Linden GE Consent, the Camden GE Consent or any of the Partnership Consents to which GE or the Owner Trustee is a party on or prior to the End Date (and all other conditions to the Closing have been satisfied or are immediately capable of being satisfied), then the Sellers shall, promptly following such termination, pay to Buyer in cash an amount sufficient to reimburse the Buyer Entities in full for any bank commitment fees incurred in connection with this Agreement and the Contemplated Transactions and any other fees and expenses incurred in connection therewith after the expiration of the provisions set forth in Sections
         12.01 (f) and (h), provided that the maximum liability of Sellers to Buyer pursuant to this Section 12.02(b) shall be $2,500,000; and provided further that the Sellers shall not owe any expense reimbursement pursuant to this Section 12.02(b) if the failure to obtain the consents referred to herein is solely the result of either the Owner Trustee or GE being required to obtain any required consents of lenders.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.01. Notices. All notices, requests and other communications to any party under this Agreement shall be in writing (including telecopy or similar writing) and shall be given,

         if to RCM Holdings, CT Capital, CTCI or any McNair Group Seller:

                           c/o Cogen Technologies Capital Company, L.P.
                           711 Louisiana, 33rd Floor
                           Houston, Texas 77002
                           Attention: Richard A. Lydecker, Jr.

                           Telecopy: (713) 336-7715

         with a copy to:

                           Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                           Attention: Charles H. Still
                           Telecopy: (713) 651-5246

         if to any Minority Group Seller:

                           H. Fred Levine
                           2925 Briarpark, Suite 1160
                           Houston, Texas 77042

                           and

                           John P. Hansen
                           10110 Pebble Park Lane
                           Houston, Texas 77036-7021

         with copies to:

                           Marc E. Grossberg
                           Schlanger, Mills, Mayer & Grossberg, L.L.P.
                           5847 San Felipe, Suite 1700
                           Houston, Texas 77057
                           Telecopy:  (713) 785-2091

                           and

                           Jeff C. Dodd
                           Mayor, Day, Caldwell & Keeton, L.L.P.
                           1600 NationsBank Center
                           700 Louisiana
                           Houston, Texas 77002
                           Telecopy: (713) 225-7047
         if to Parent or any Buyer Entity:

                           c/o Enron Capital & Trade Resources Corp.
                           1400 Smith Street
                           Houston, Texas 77002-7361
                           Attention: W. David Duran and  Sheila R. Tweed
                           Telecopy: (713) 646-3490

         with a copy to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin, Suite 2300
                           Houston, Texas 77002
                           Attention: Keith R. Fullenweider
                           Telecopy: (713) 758-2346

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

         SECTION 13.02.  Amendments; No Waivers.

                  (a) Except as set forth in Section 13.11, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by any party of any condition to its obligations to consummate the Contemplated Transactions shall operate as a waiver of such party's rights to indemnification under Article 11 with respect to the same or any other matter, and no investigation by the Buyer Entities or their Representatives pursuant to Section 5.02 or otherwise shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Sellers in this Agreement, the right of the Buyer Entities not to consummate the transactions contemplated hereby pursuant to Section
         10.02 or the rights of any party to indemnification under Article 11; provided, however, that if the Sellers' Representatives give written notice to the Buyer Entities at the Closing of a breach of a representation or warranty (including the specific nature of the breach and the basis therefor), other than a willful breach, and such breach would cause the closing condition in Section 10.02(a) not to be capable of being satisfied, then if the Buyer Entities elect to waive the condition to Closing related to such breach (which waiver shall be conclusively evidenced by the Closing) and Closing occurs, the Buyer Entities shall not be entitled to make an indemnification claim under Article 11 for such breach. The rights and remedies provided under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (c) The parties acknowledge that the Sellers intend to seek a waiver of the Bayonne Right of First Refusal. If the Sellers' Representatives notify the Buyer that Sellers have been unsuccessful in obtaining such waiver and so request, the parties agree to amend this Agreement to provide for the Bayonne Acquisition in a separate agreement, it being understood that the closing of the Bayonne Acquisition would be subject to the closing of the other Contemplated Transactions, the closing of the other Contemplated Transactions would be subject to the closing of the Bayonne Acquisition (other than as provided in Section 10.01(d)) and such amendment would be in form and substance reasonably acceptable to the Buyer Entities and the Sellers' Representatives.

         SECTION 13.03. Parties in Interest. Except as set forth in Section 7.03 and Article 11, nothing in this Agreement or in any other Transaction Document is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Buyer Entities, Parent or the Sellers and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any such third Persons to the Buyer Entities or the Sellers. No provision of this Agreement or any other Transaction Document shall give any such third Persons any right of subrogation or action over or against the Buyer Entities or the Sellers.

         SECTION 13.04. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such cost or expense. Without limiting the foregoing, Sellers agree that they (and not the Acquired Entities) will be responsible for the fees and expenses of any financial advisor, lawyers, accountants or other consultants or advisors retained by either the Sellers or the Acquired Entities in connection with the Contemplated Transactions as well as any fees and expenses associated with obtaining on behalf of Linden Ltd. the loan referred to in Section 2.02(b)(i).

         SECTION 13.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party, except that the Buyer Entities may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates or lenders, their rights under this Agreement, but no such transfer or assignment will relieve the Buyer Entities of their obligations under this Agreement, including Section 7.03 of this Agreement. The Sellers and Buyer Entities expressly acknowledge that Buyer contemplates assigning various of its rights hereunder to Buyer Acquisition, Buyer Camden GP, Buyer Camden LP, Buyer Linden GP and Buyer Linden LP or other Affiliated designees in the manner set forth herein, and the Sellers hereby consent (as between the Sellers and the Buyer Entities) to such assignments. Each of such parties shall become a party to this Agreement by executing a counterpart signature page to this Agreement, in the form attached hereto, prior to Closing.

         SECTION 13.06.  Governing Law; Arbitration.

                  (a) This Agreement (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of Texas, other than the conflict of laws rules thereof.

                  (b) Except as contemplated by Sections 2.06 and 5.03 of this Agreement, any and all claims, counterclaims, demands, cause of action, disputes, controversies, and other matters in question arising under this Agreement or the alleged breach of any provision hereof, (all of which are referred to herein as "DISPUTED CLAIMS"), whether such Disputed Claims arise at law or in equity, under State or federal law, for damages or any other relief, shall be resolved by binding arbitration.

                  (c) The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counter Disputed Claims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this Agreement, the receipt of evidence, and the like), shall be decided by the arbitrators. In deciding the substance of the parties' Disputed Claims, the arbitrators shall refer to the substantive laws of the State of Texas for guidance (excluding Texas choice-of-law principles that might call for the application of some other state's law).

                  (d) The arbitration proceedings shall be conducted in Houston, Texas by three arbitrators in accordance with the CPR Institute for Dispute Resolution Non-Administered Arbitration rules in effect on the date of this agreement. Within 30 days of the notice of initiation of the arbitration procedure, the parties shall select three arbitrators. If the parties are unable to agree upon the identity of the three arbitrators, within the time set forth herein, the vacancies in the selection of agreed arbitrators shall be filled by CPR in the manner specified in CPR Rule 6. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, as such Act is modified by this Agreement and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                  (e) All fees of the arbitrators and other administrative charges related to the arbitration shall be borne equally by the parties.

                  (f) The parties hereby agree that the arbitration proceeding and the arbitrators' award are to remain confidential and none of the parties or their counsel will divulge or discuss, directly or indirectly, in the newspaper, electronic media, or other public or private forum, or with any third parties, the arbitration proceeding and/or the arbitrators' award except: (1) to the extent required by a court of law or any federal, state, or local government, agency or regulatory body or to the extent required to comply with applicable securities laws or stock exchange requirements; (2) to the extent further agreed to by the parties hereto, which consent will not be unreasonably withheld; or (3) to the extent necessary under subsection (g) below.

                  (g) The award of the arbitrators shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

         SECTION 13.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart of this Agreement signed by the other parties hereto, except as otherwise provided by Section 13.05.

         SECTION 13.08. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of such documents.

         SECTION 13.09. Captions. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Agreement.

         SECTION 13.10. Conflicts. In the event of a conflict between any term of this Agreement and information contained in the Disclosure Schedule, the terms included in this Agreement shall govern.

         SECTION 13.11. Sellers' Representatives.

                  (a) Each McNair Group Seller hereby irrevocably appoints McNair as a Sellers' Representative, and each Minority Group Seller hereby irrevocably appoints John Hansen and H. Fred Levine, jointly, as Sellers' Representatives. Each Seller agrees that the Sellers' Representatives, acting jointly, shall have full power to act as their agent and attorney-in-fact to take all actions on behalf of such Seller that are expressly set forth in this Agreement, and to approve on behalf of such Seller any amendment to the Transaction Documents (or waivers of provisions of the Transaction Documents) that do not adversely affect the interest of such Seller. Any action permitted to be taken under this Agreement by the Sellers' Representatives must be taken by both of them acting jointly and neither of the Sellers' Representatives shall have any power to bind any Seller unless acting jointly with the other Sellers' Representative. The McNair Group Sellers agree that if McNair (or his replacement pursuant to this Section 13.11) becomes unable to serve as a Sellers' Representative, the remaining McNair Group Sellers will promptly appoint a successor to act as a Sellers' Representative and will notify Buyer of such appointment. The Minority Group Sellers agree that if either of John Hansen or H. Fred Levine (or their replacements pursuant to this Section 13.11) becomes unable to serve as a Sellers' Representative, the remaining Minority Group Sellers will promptly appoint a successor to act as a Sellers' Representative and will notify Buyer of such appointment. Any successor Sellers' Representative appointed pursuant to this Section shall be reasonably acceptable to Buyer. In the event that for any reason the Sellers'

         Representatives are unable to take any action specified in this Agreement to be taken by the Sellers' Representatives, such action may be taken by all of the Sellers.

                  (b) The powers of attorney granted pursuant to this Section
         13.11 and all authority conferred hereby are granted and conferred subject to and in consideration of the interests of the Buyer Entities and for the purposes of completing the Contemplated Transactions. Such powers of attorney are an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by any act of any Seller or by operation of law, including, without limiting the foregoing, the death or incapacity of any Seller, the termination of any trust or estate, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate, the dissolution or liquidation of any corporation, limited liability company or partnership or the occurrence of any other event.

         SECTION 13.12. Certain Agreements of Parent. Parent hereby irrevocably and unconditionally guarantees the timely payment when due of any financial obligations of the Buyer under this Agreement (including financial obligations arising out of any indemnification provisions of this Agreement) to the extent Buyer fails to pay such obligations. Parent also agrees to make available to the applicable Buyer Entities the Parent Shares to be delivered in connection with the Linden Acquisition.

         The parties have caused this Agreement to be duly executed individually or by their authorized representatives on the day and year first above written.

                                          ENRON CORP.

                                          By:  /s/ J. CLIFFORD BAXTER
                                             ---------------------------------
                                                   J. Clifford Baxter
                                                   Senior Vice President

                                          ENRON CAPITAL & TRADE RESOURCES CORP.

                                          By:  /s/ JEFFREY M. DONAHUE, JR.
                                             ---------------------------------
                                                   Jeffrey M. Donahue, Jr.
                                                   Vice President


                                          RCM HOLDINGS, INC.


                                          By:  /s/ RICHARD A. LYDECKER, JR.
                                             ---------------------------------
                                                   Richard A. Lydecker, Jr.
                                                   Senior Vice President and
                                                   Chief Financial Officer


                                          COGEN TECHNOLOGIES CAMDEN, INC.


                                          By:  /s/ RICHARD A. LYDECKER, JR.
                                             ---------------------------------
                                                   Richard A. Lydecker, Jr.
                                                   Senior Vice President and
                                                   Chief Financial Officer


                                          COGEN TECHNOLOGIES CAPITAL COMPANY,
                                          L.P.

                                          By: Cogen Technologies GP Capital
                                              Corporation, its General Partner


                                          By:     /s/ RICHARD A. LYDECKER, JR.
                                             ---------------------------------
                                               Name:  Richard A. Lydecker, Jr.
                                               Title:  Senior Vice President and
                                               Chief Financial Officer

                                          THE MCNAIR GROUP SELLERS:

                                          /s/ ROBERT C. McNAIR
                                          -------------------------------------
                                          Robert C. McNair

                                          /s/ ROBERT CARY McNAIR, JR.
                                          -------------------------------------
                                          Robert Cary McNair, Jr.

                                          /s/ DANIEL CALHOUN McNAIR
                                          -------------------------------------
                                          Daniel Calhoun McNair

                                          /s/ ROBERT CARY McNAIR, JR.,
                                          -------------------------------------
                                          Robert Cary McNair, Jr.,
                                          as Trustee of the Robert Cary McNair,
                                          Jr. Trust UTA dated 11/14/88, as
                                          amended

                                          /s/ DANIEL CALHOUN McNAIR
                                          -------------------------------------
                                          Daniel Calhoun McNair,
                                          as Trustee of the Daniel Calhoun
                                          McNair Trust UTA dated 11/14/88, as
                                          amended

                                          /s/ RUTH McNAIR SMITH
                                          -------------------------------------
                                          Ruth McNair Smith,
                                          as Co-Trustee of the Ruth McNair Smith
                                          Trust UTA dated 11/14/88, as amended

                                          /s/ MELISSA EILEEN McNAIR REICHERT
                                          -------------------------------------
                                          Melissa Eileen McNair Reichert,
                                          as Co-Trustee of the Melissa Eileen
                                          McNair Walter Trust UTA dated
                                          11/14/88, as amended

                                          /s/ M. ROBERT DUSSLER
                                          -------------------------------------
                                          M. Robert Dussler
                                          as Co-Trustee of (1) the Ruth McNair
                                          Smith Trust UTA dated 11/14/88, as
                                          amended and (2) the Melissa Eileen
                                          McNair Walter Trust UTA dated
                                          11/14/88, as amended

                                          THE MINORITY GROUP SELLERS:

                                          COGEN TECHNOLOGIES LIMITED
                                          PARTNERS JOINT VENTURE

                                          By:     /s/ C. DONALD VAN WART
                                             ----------------------------------
                                               Name:  C. Donald Van Wart
                                               Title: General Partner

                                          /s/ PAULINE E. BUCK, TRUSTEE
                                          -------------------------------------
                                          Pauline E. Buck, as Trustee of the
                                          Charles N. Buck Family Trust-A and the
                                          Charles N. Buck Family Trust-B under
                                          the Will of Charles N. Buck

                                          /s/ ROBERT A. HANSEN
                                          -------------------------------------
                                          Robert A. Hansen


                                          Evergreen Partnership Energy, Ltd.


                                          By:  /s/ H. FRED LEVINE
                                             ----------------------------------
                                          Name:    H. Fred Levine
                                               --------------------------------
                                          Title:   General Partner
                                                -------------------------------

                                          The 1989 Energy Trust


                                          By: /s/ ROBERT CARY McNAIR, JR.
                                             ----------------------------------
                                             Robert Cary McNair, Jr., Trustee
                                             (and not in his individual
                                             capacity)

                                             /s/ DAVID C. HOLLAND
                                             ----------------------------------
                                             David C. Holland, Trustee
                                             (and not in his individual
                                             capacity)

                                          /s/ C. DONALD VAN WART
                                          -------------------------------------
                                          C. Donald Van Wart

                                          Hansfam Three, a Trust


                                          By: /s/ JOHN P. HANSEN
                                             ----------------------------------
                                             John P. Hansen, Trustee
                                             (and not in his individual
                                             capacity)

                                             /s/ C. DONALD VAN WART
                                             ----------------------------------
                                             C. Donald Van Wart, Trustee
                                             (and not in his individual
                                             capacity)

                                          /s/ JOANN K. SOWELL
                                          -------------------------------------
                                          Joann K. Sowell

                  COUNTERPART SIGNATURE PAGE FOR BUYER ACQUISITION, BUYER CAMDEN GP, BUYER CAMDEN LP, BUYER LINDEN GP, BUYER
                  LINDEN LP AND OTHER AFFILIATES OF BUYER PURSUANT TO SECTION 13.05.

         Pursuant to Section 13.05 hereof, the undersigned hereby executes and delivers and becomes party to this Agreement as of the date set forth below.


                                   Name of Entity:
                                                  ------------------------------

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

                                                                       EXHIBIT I

                                   DEFINITIONS

         The following terms, as used in this Agreement, have the following meanings:

         "ACCOUNTING REFEREE" has the meaning set forth in Section 2.06(d).

         "ACQUIRED ENTITIES" means MESC, Linden Ltd. and CT Camden and each of their respective Subsidiaries.

         "ADJUSTED COMBINED BALANCE SHEET" has the meaning set forth in Section 2.06(a).

         "ADJUSTED COMBINED YEAR-END BALANCE SHEET" has the meaning set forth in
Section 2.06(b).

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "APPLICABLE INSURANCE" has the meaning set forth in Section 5.05(a).

         "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental
Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets or Representatives (in connection with such Representative's activities on behalf of such Person or any of its Affiliates).

         "ASSIGNED CONTRACT" has the meaning set forth in Section 7.09.

         "BASE RATE" means a percentage equal to the 30-day London Interbank Offered Rate as published in the Wall Street Journal, Eastern Edition, in effect from time to time.

         "BAYONNE ACQUISITION" means the redemption and acquisition of shares of MESC Common Stock and the other transactions all as set forth in Section 2.03.

         "BAYONNE BALANCE SHEET" means the balance sheet of MESC dated as of June 30, 1998, included in Section II.07 of the Disclosure Schedule.

         "BAYONNE CONSENT" has the meaning set forth in Section 7.04(b).

         "BAYONNE PLANT" means the 176 megawatt gas-fired, combined cycle cogeneration facility owned by NJ Venture and located on the site of the IMTT Facility in Bayonne, New Jersey.

         "BAYONNE RIGHT OF FIRST REFUSAL" has the meaning set forth in Section 10.01(d).

         "BAYONNE SELLERS" means the Sellers who are shareholders of MESC.

         "BAYONNE SELLER NOTES" has the meaning set forth in Section 2.03(a).

         "BENEFIT PLANS" means any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by any of the Acquired Entities for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for such Acquired Entity in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Agreement; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday, and sick or other leave policies, (b) workers compensation insurance, and (c) directors and officers liability insurance.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to close.

         "BUYER" has the meaning set forth in the introductory paragraph to this Agreement.

         "BUYER ACQUISITION" means a limited liability company or other entity to be owned directly or indirectly by JEDI II or Buyer's other designee and designated as such prior to the Closing for the purposes of this Agreement, which designation shall be evidenced by the execution by such entity of this Agreement in the manner contemplated by Section 13.05.

         "BUYER CAMDEN GP" means a limited liability company or other entity to be owned directly or indirectly by Buyer Acquisition and designated as such prior to the Closing for the purposes of this Agreement, which designation shall be evidenced by the execution by such entity of this Agreement in the manner contemplated by Section 13.05.

         "BUYER CAMDEN LP" means a limited liability company or other entity to be owned directly or indirectly by Buyer Acquisition and designated as such prior to the Closing for the purposes of this Agreement, which designation shall be evidenced by the execution by such entity of this Agreement in the manner contemplated by Section 13.05.

         "BUYER ENTITIES" has the meaning set forth in the introductory paragraph to this Agreement.

         "BUYER LINDEN GP" means a limited liability company or other entity to be owned directly or indirectly by Buyer Acquisition and designated as such prior to the Closing for the purposes of this Agreement, which designation shall be evidenced by the execution by such entity of this Agreement in the manner contemplated by Section 13.05.

         "BUYER LINDEN LP" means a limited liability company or other entity to be owned directly or indirectly by Buyer Acquisition and designated as such prior to the Closing for the purposes of this Agreement, which designation shall be evidenced by the execution by such entity of this Agreement in the manner contemplated by Section 13.05.

         "CAMDEN ACQUISITION" means the acquisition of all of the partnership interests in CT Camden and the other transactions all as set forth in Section 2.04.

         "CAMDEN BALANCE SHEET" means the balance sheet of CT Camden dated as of June 30, 1998, included in Section II.07 of the Disclosure Schedule.

         "CAMDEN BANK CONSENT" has the meaning set forth in Section 7.04(c).

         "CAMDEN COGEN PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Camden Cogen, as amended to the date hereof.

         "CAMDEN COGEN" means Camden Cogen LP, a Delaware limited partnership.

         "CAMDEN GE CONSENT" has the meaning set forth in Section 7.04(b).

         "CT CAMDEN TERM LOAN" means all outstanding principal, interest and penalties or premium (if any) due under the Term Loan Agreement dated as of February 4, 1992 and amended as of April 1, 1993 between CT Camden as borrower and General Electric Capital Corporation as lender.

         "CAMDEN PLANT" means the 146 megawatt gas-fired, combined cycle cogeneration facility owned by Camden Cogen and located in Camden, New Jersey.

         "CAUSE" means a Person's continued failure to perform diligently his or her reasonably assigned duties, fraud, theft or embezzlement by such Person or the commission by such Person of any fraudulent activity against or involving any Acquired Entity, any Buyer Entity or any Affiliate of any of the foregoing, the commission by such Person of a felony, any willful or negligent act or omission by such Person which is injurious (including, without limitation, reputational injuries) to any Acquired Entity, any Buyer Entity or any Affiliate of any of the foregoing or such Person's violation of Buyer's work rules or policies to the extent such violation is, in the ordinary course, considered by Buyer to constitute just cause for dismissal for similarly situated employees.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated under such Act.

         "CLOSING" has the meaning set forth in Section 2.05.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPETING TRANSACTION" means any proposal or offer with respect to a merger, consolidation, acquisition of an equity interest, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets of, any Acquired Entity or any Affiliate of an Acquired Entity.

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated as of June 15, 1998 by and between CT Capital and Buyer.

         "CONSIDERATION" has the meaning set forth in Section 2.01.

         "CONTEMPLATED EXPANSIONS" means (i) an up to approximate 500-megawatt combined cycle plant at or in the vicinity of the Bayonne Plant, (ii) an up to approximate 250-megawatt combined cycle plant or an up to approximate 300-megawatt peaking plant at or in the vicinity of the Linden Plant, and (iii) an up to approximate 150-megawatt combined cycle or peaking plant located at or in the vicinity of the Camden Plant.

         "CONTEMPLATED TRANSACTIONS" means the acquisitions of the Interests and the other transactions contemplated by this Agreement.

         "COVERED PARTIES" has the meaning set forth in Section 7.03(a).

         "CT CAMDEN" means Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership.

         "CT CAPITAL" has the meaning set forth in the introductory paragraph to this Agreement.

         "CT GENERATING" has the meaning set forth in Section 2.08(a).

         "CT GLOBAL" means CT Global Insurance, Ltd., a company organized under the laws of Bermuda.

         "CTCI" has the meaning set forth in the introductory paragraph to this Agreement.

         "CTLPJV" means Cogen Technologies Limited Partners Joint Venture, a Texas general partnership.

         "CTLPJV INITIAL LINDEN INTEREST" means an undivided 47.5% of the limited partnership interest owned by CTLPJV in Linden Ltd.

         "CTLPJV REMAINING LINDEN INTEREST" means an undivided 52.5% of the limited partnership interest owned by CTLPJV in Linden Ltd.

         "CURRENT BENEFIT PLANS" shall mean Benefit Plans that are sponsored, maintained, or contributed to (directly or indirectly) by the Acquired Entities as of the date of this Agreement.

         "DAMAGES" has the meaning set forth in Section 11.02(a).

         "DGCL" means the Delaware General Corporation Law.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered by Sellers relating to this Agreement, which contains the disclosures required to be made by the Sellers under the various terms and provisions of this Agreement. The Disclosure Schedule constitutes an integral part of this Agreement and modifies the respective representations, warranties, covenants or agreements of the Sellers contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Disclosure Schedule. Each item of disclosure set forth in the Disclosure Schedule specifically refers to the article and section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other article or section of the Agreement.

         "DISPUTED CLAIMS" has the meaning set forth in Section 13.06(b).

         "EFFECTIVE TIME" has the meaning set forth in Section 2.03(b).

         "END DATE" has the meaning set forth in Section 12.01(b).

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, ordinance, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, in effect on or prior to the date of this Agreement, relating to the environment, human health and safety or to the discharge, release, use, treatment, transportation, storage or handling of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances.

         "ENVIRONMENTAL LIABILITIES" means any and all liabilities arising in connection with or in any way relating to the Acquired Entities, any property now or previously owned, leased or operated by the Acquired Entities or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite transportation or disposal of Hazardous Substances or arrangements for transport or disposal of Hazardous Substances), whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental Law and relate to actions occurring or conditions existing on or prior to the Closing Date (including, without limitation, any matter disclosed or required to be disclosed in Section II.22 of the Disclosure Schedule).

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals, exemptions and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the Acquired Entities.

         "GE" means General Electric Capital Corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "FERC" means the Federal Energy Regulatory Commission.

         "FINAL WORKING CAPITAL" has the meaning set forth in Section 2.07(a).

         "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "HAZARDOUS SUBSTANCES" means any hazardous or toxic substance, material or waste regulated by any Environmental Law, including, without limitation, whether or not so regulated, petroleum, including crude oil or any fraction thereof, any radioactive material, radon gas, polychlorinated biphenyls and any asbestos in any form or condition.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEMNIFIED PARTIES" has the meaning set forth in Section 11.03(a).

         "INDEMNIFYING PARTIES" has the meaning set forth in Section 11.03(a).

         "INDEBTEDNESS FOR BORROWED MONEY" means all obligations for borrowed money, including (a) any obligation owed for all or any part of the purchase price of property or other assets or for services or for the cost of property or other assets constructed or of improvements to such property or other assets, other than current trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business, (b) any capital lease obligation, (c) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit (other than obligations under standby letters of credit securing performance under Material Contracts), (d) any guarantee with respect to indebtedness for borrowed money (of the kind otherwise described in this definition) of another Person, (e) any factored or sold receivables, (f) any progress payments in excess of specifically related inventory (net of accounts payable) and (g) an amount equal to the excess of (i) the aggregate amount of all past due accounts payable of the Acquired Entities as of the Closing Date over (ii) the aggregate amount of all past due accounts payable of the Acquired Entities as of June 30, 1998.

         "INITIAL MESC SHARES" means, with respect to each Bayonne Seller, a number of shares of MESC Common Stock equal to 90% of the shares of MESC Common Stock owned by such Bayonne Seller, rounded down to the nearest whole share.

         "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, service name, trade name, mask work, invention, patent, process, trade secret, copyright, technology, proprietary data, formula, research and development data, computer software program, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "INTERESTS" means all of the outstanding capital stock of MESC, all of the outstanding limited and general partnership interests in CT Camden, the RCM Holdings Initial Linden Interest and the CTLPJV Initial Linden Interest.

         "ISRA" means the New Jersey Industrial Site Recovery Act, as amended, previously known as the New Jersey Environmental Cleanup Responsibility Act, also referred to as ECRA.

         "JEDI II" means Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership.

         "LATEST BALANCE SHEETS" means the Bayonne Balance Sheet, the Linden Balance Sheet and the Camden Balance Sheet.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset, other than (i) Liens for current taxes and assessments not yet due, (ii) inchoate workmen, repairmen, warehousemen and carriers Liens arising in the ordinary course of business and
(iii) Liens created by any Buyer Entity. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LINDEN ACQUISITION" means the acquisition of certain partnership interests in Linden Ltd. and the other transactions all as set forth in Section 2.02.

         "LINDEN BALANCE SHEET" means the balance sheet of Linden Ltd., dated June 30, 1998, included in Section II.07 of the Disclosure Schedule.

         "LINDEN BANK CONSENT" has the meaning set forth in Section 7.04(c).

         "LINDEN GE CONSENT" has the meaning set forth in Section 7.04(b).

         "LINDEN GP TERM LOAN" means the Amended and Restated Term Loan Agreement, dated as of September 15, 1992 (as amended by the First Amendment to GP Term Loan Agreement dated as of April 30, 1993), between Linden Ltd. and the Owner Trustee.

         "LINDEN GROUND LEASE" has the meaning set forth in Section II.22(d) of
Exhibit II.

         "LINDEN LTD." means Cogen Technologies Linden, Ltd., a Texas limited partnership.

         "LINDEN LTD. PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Linden Ltd. dated June 28, 1989 between RCM Holdings and CTLPJV, as amended to the date of this Agreement.

         "LINDEN PLANT" means the 715 megawatt gas-fired, combined cycle cogeneration facility owned by Linden Venture and located in Linden, New Jersey on the site of the Bayway Refinery facility.

         "LINDEN RECEIVABLE" means the amounts owed by Cogen Technologies Financial Services, L.P., a Delaware limited partnership (currently called Old Cogen Technologies Financial Services, L.P.) to Linden Ltd. as evidenced by the $115,000,000 term promissory note and the revolving promissory note each dated as of January 1, 1994 and each amended as of January 1, 1997 and July 28, 1998, executed by Cogen Technologies Financial Services, L.P. as maker in favor of Linden Ltd.

         "LINDEN STEAM AGREEMENT" means the Agreement between Cogen Technologies Linden Venture, L.P. and Exxon Corporation for the Sale of Steam dated August 1, 1990.

         "LINDEN VALUE" has the meaning set forth in Section 2.02.

         "LINDEN VENTURE" means Cogen Technologies Linden Venture, L.P., a Delaware limited partnership.

         "LINDEN VENTURE PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership dated as of September 15, 1992, between Linden Ltd. and the Owner Trustee under a Trust Agreement dated as of December 28, 1990, between the Owner Trustee and Linden Owners Partnership, a Delaware partnership, as amended to the date of this Agreement.

         "MATERIAL ADVERSE EFFECT" means any effect or change that is or would be materially adverse to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Acquired Entities, when taken as a whole.

         "MATERIAL CONTRACT" has the meaning set forth in Section II.10(a) of
Exhibit II.

         "MCNAIR" means Robert C. McNair.

         "MCNAIR GROUP SELLERS" means Robert C. McNair; Robert Cary McNair, Jr.; Daniel Calhoun McNair; Robert Cary McNair, Jr. Trust UTA dated 11/14/88, as amended; Daniel Calhoun McNair Trust UTA dated 11/14/88, as amended; Ruth McNair Smith Trust UTA dated 11/14/88, as amended; and Melissa Eileen McNair Walter Trust UTA dated 11/14/88, as amended.

         "MESC" means McNair Energy Services Corporation, a Texas corporation.

         "MESC COMMON STOCK" means the common stock, par value $1.00 per share, of MESC.

         "MESC/NJ MERGER" has the meaning set forth in Section 2.03(a).

         "MESC PRE-CLOSING TAXES" has the meaning set forth in Section VI.01 of
Exhibit VI.

         "MINORITY GROUP SELLERS" means CTLPJV; the Charles N. Buck Family Trust-A and the Charles N. Buck Family Trust-B under the Will of Charles N. Buck; Robert A. Hansen; Evergreen Partnership Energy, Ltd.; The 1989 Energy Trust; C. Donald Van Wart; Hansfam Three, a Trust; and Joann K. Sowell.

         "NJDEP" means the New Jersey Department of Environmental Protection.

         "NJ INC." means Cogen Technologies NJ, Inc., a Delaware corporation.

         "NJ INC. COMMON STOCK" means the common stock, par value $.01 per share, of NJ Inc.

         "NJ VENTURE" Cogen Technologies NJ Venture, a New Jersey general partnership.

         "NJ VENTURE PARTNERSHIP AGREEMENT" means the Amended and Restated Joint Venture Agreement of NJ Venture dated as of August 25, 1986.

         "OPERATING FACILITIES" means the Linden Plant, the Bayonne Plant and the Camden Plant.

         "OWNER TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, as trustee of an owner trust under the Linden Venture Partnership Agreement.

         "PARENT" has the meaning set forth in the introductory paragraph to this Agreement.

         "PARENT COMMON STOCK" means the common stock, without par value, of Parent.

         "PARENT SEC REPORTS" has the meaning set forth in Section III.03(a) of
Exhibit III.

         "PARENT SHARES" has the meaning set forth in Section 2.01.

         "PARENT STOCK RECIPIENT" means any Seller who receives Parent Shares pursuant to this Agreement, including each stockholder, partner, beneficiary or donee by gift of such Seller.

         "PARENT STOCK VALUE" means the average of the closing prices of the Parent Common Stock as reported on the New York Stock Exchange Composite Tape for the ten trading days ending on and including the third trading day prior to the Closing Date.

         "PARTNERSHIP CONSENTS" has the meaning set forth in Section 7.04(a).

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

         "PROJECT ENTITIES" has the meaning set forth in Section II.19(b) of
Exhibit II.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "PURPA REQUIREMENTS" has the meaning set forth in Section II.19(a) of
Exhibit II.

         "QUARTERLY DATE" has the meaning set forth in Section 2.07(b).

         "RCM HOLDINGS" has the meaning set forth in the introductory paragraph to this Agreement.

         "RCM HOLDINGS INITIAL LINDEN INTEREST" means an undivided 47.5% of the general partnership interest owned by RCM Holdings in Linden Ltd.

         "RCM HOLDINGS REMAINING LINDEN INTEREST" means an undivided 52.5% of the general partnership interest owned by RCM Holdings in Linden Ltd.

         "REAL ESTATE OPTION" has the meaning set forth in Section 2.08(b).

         "REAL PROPERTY" has the meaning set forth in Section II.13(a) of
Exhibit II.

         "RECEIVABLE AMOUNT" has the meaning set forth in Section 2.02.

         "REMAINING MESC SHARES" means, with respect to each Bayonne Seller, all shares of MESC Common Stock owned by such Bayonne Seller that are not redeemed pursuant to the provisions of Section 2.03(b).

         "REPRESENTATIVES" means with respect to any Person, the officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Person.

         "REQUIRED CONSENTS" has the meaning set forth in Section II.06 of
Exhibit II.

         "S-1 REGISTRATION STATEMENT" means to the Registration Statement on Form S-1 of Cogen Technologies, Inc. filed with the SEC under the Securities Act (File No. 333-53533), as amended.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLERS" has the meaning set forth in the introductory paragraph of this Agreement.

         "SELLERS' REPRESENTATIVES" means (i) Robert C. McNair and (ii) John Hansen and H. Fred Levine, acting jointly, or any successor appointed in accordance with the provisions of Section 13.11.

         "SPECIFIED RATE" means the 90-day London Interbank Offered Rate as published in the Wall Street Journal, Eastern Edition, in effect from time to time.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation or other entity of which 50% or more of the securities or other ownership interests having ordinary voting power are at the time directly or indirectly owned by such Person or by a Subsidiary of such Person, or (ii) any limited partnership of which such Person (or a Subsidiary of such Person) is a general partner or of which 50% or more of the limited partnership interests are at the time owned directly or indirectly by such Person or a Subsidiary of such person, or (iii) any general partnership of which 50% or more than of the equity interests are owned directly or indirectly by such Person or by a Subsidiary of such Person.

         "TBCA" means the Texas Business Corporation Act.

         "TERMINATED BENEFIT PLANS" means Benefit Plans that were sponsored, maintained, or contributed to (directly or indirectly) by the Acquired Entities within six years prior to the date of this Agreement but which have been terminated prior to the date of this Agreement.

         "THERMAL HOST" has the meaning set forth in Section II.19(c) of Exhibit II.

         "THIRD PARTY CLAIMS" has the meaning set forth in Section 11.03(a).

         "TRANSACTION DOCUMENTS" means this Agreement and any other agreements to be entered into in accordance with the terms hereof.

         "TRANSFERRED EMPLOYEE" has the meaning set forth in Section 9.01(a).

         "TURBINE ORDER" has the meaning set forth in Section 2.08(a).

         "YEAR-END BALANCE SHEETS" has the meaning set forth in Section 2.06(b).

         "YEAR-END WORKING CAPITAL" has the meaning set forth in Section
2.06(b).

                                                                      EXHIBIT II

                    REPRESENTATIONS AND WARRANTIES OF MCNAIR

         McNair represents and warrants to the Buyer Entities and the Parent as of the date of this Agreement and as of the Closing Date as follows:

         II.01.  Corporate Existence and Power.

                  (a) Each of RCM Holdings, CTCI, CT Capital and the Acquired Entities is a corporation, partnership or other entity duly incorporated or organized, validly existing and (other than with respect to partnerships) in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or other similar powers required to carry on its business as now conducted, is duly qualified to do business and (other than with respect to partnerships) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Included in Section II.01 of the Disclosure Schedule are true and complete copies of the organizational documents of Camden Cogen, Linden Venture and NJ Venture.

                  (b) Except as disclosed in Section II.01(b) of the Disclosure Schedule, each of NJ Inc., PSEG Bayonne, Inc., and NJ Venture were formed in connection with the development, construction, financing, ownership and operation of the Bayonne Plant and have not conducted any operations, incurred any liabilities or been parties to any agreements except in connection with such activities. Except as disclosed in
         Section II.01(b) of the Disclosure Schedule, each of CTCI, CT Camden and Camden Cogen were formed in connection with the development, construction, financing, ownership and operation of the Camden Plant and have not conducted any operations, incurred any liabilities or been parties to any agreements except in connection with such activities. Except as disclosed in Section II.01(b) of the Disclosure Schedule, each of RCM Holdings, Linden Ltd. and Linden Venture were formed in connection with the development, construction, financing, ownership and operation of the Linden Plant and have not conducted any operations, incurred any liabilities or been parties to any agreements except in connection with such activities.

         II.02. Authorization. The execution, delivery and performance by RCM Holdings, CTCI, CT Capital and each Acquired Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions to which it is a party are within its corporate or other similar powers and have been duly authorized by all necessary corporate or other similar action on the part of such entity. Each Transaction Document to which RCM Holdings, CTCI, CT Capital or any Acquired Entity is a party has been duly and validly executed and delivered by or on behalf of such entity and constitutes a valid and binding agreement of such entity, enforceable against such entity in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity). There is no vote or other approval of any shareholders of RCM

Holdings or CTCI required in connection with consummation of the Contemplated Transactions, except those disclosed in Section II.02 of the Disclosure Schedule, each of which have been obtained.

         II.03.  [Intentionally Omitted].

         II.04. Noncontravention. Except as disclosed in Section II.04 or II.06 of the Disclosure Schedule, the execution, delivery and performance by each of RCM Holdings, CTCI, CT Capital or any Acquired Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions do not and will not (i) violate the certificate or articles of incorporation, bylaws, partnership or other organizational documents of RCM Holdings, CTCI, CT Capital or any Acquired Entity, (ii) assuming compliance with the matters referred to in the last sentence of this Section II.04, violate any Applicable Law, (iii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of RCM Holdings, CTCI, CT Capital or any Acquired Entity or to a loss of any benefit to which such entity is entitled under any provision of any agreement or other instrument binding upon such entity or by which such entity is or may be bound or (iv) result in the creation or imposition of any Lien on any assets of RCM Holdings, CTCI, CT Capital or any Acquired Entity, other than Permitted Liens, except for such violations referred to in clause (ii), defaults, rights of termination, cancellation or acceleration or losses referred to in clause (iii) or impositions of Liens referred to in clause (iv) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to interfere or conflict with the consummation of the Contemplated Transactions. The execution, delivery and performance by RCM Holdings, CTCI, CT Capital and each Acquired Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act and ISRA and filings with the Secretaries of State of Delaware and Texas in connection with the MESC/NJ Merger.

         II.05.  Capitalization; Etc.

                  (a) The authorized capital stock of MESC consists of 1,000,000 shares of common stock ("MESC COMMON STOCK"), of which 198,447 shares are issued and outstanding (no shares being held in treasury). Each outstanding share of MESC Common Stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any Person. Set forth in the
         Section II.05(a) of the Disclosure Schedule are the names of each record holder of MESC Common Stock, together with the number of shares held by each such person. The authorized capital stock of NJ Inc. consists of 1,000 shares of NJ Inc. Common Stock, of which 100 shares are issued and outstanding, all of which are owned by MESC, free and clear of any Lien. Each outstanding share of NJ Inc. capital stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any Person. NJ Inc. owns a 91.75% general partner interest in NJ Venture, free and clear of any Lien. Section II.05(a) of the Disclosure Schedule sets forth a complete list of each other holder of a partnership interest in NJ Venture, including the percentage equity ownership held by each such owner.

                  (b) The authorized capital stock of RCM Holdings consists of 10,000 shares of common stock, of which 1,131 shares are issued and outstanding (no shares being held in treasury). Each outstanding share of RCM Holdings common stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any Person. Set forth in the Section II.05(b) of the Disclosure Schedule are the names of each record holder of the common stock of RCM Holdings, together with the number of shares held by each such person. RCM Holdings is the sole general partner of Linden Ltd. RCM Holdings holds such general partner interest, which comprises the RCM Holdings Initial Linden Interest and the RCM Holdings Remaining Linden Interest, free and clear of any Lien. CTLPJV is the sole limited partner of Linden Ltd. Upon consummation of the Contemplated Transactions, Buyer Acquisition and Buyer Linden LP shall be the record and beneficial owner of the RCM Holdings Initial Linden Interest, free and clear of any Lien, and the CTLPJV Initial Linden Interest, which together shall constitute all of the partnership interests in Linden Ltd., and in each case with full right to admission as a partner. Linden Ltd. is the sole general partner of Linden Venture with all rights given to it as such pursuant to the Linden Venture Partnership Agreement, and, except as set forth in Section II.05(b) of the Disclosure Schedule, holds such general partner interest free and clear of any Lien.

                  (c) The authorized capital stock of CTCI consists of 10,000 shares of common stock (the "CTCI COMMON STOCK"), of which 1,000 shares are issued and outstanding (no shares being held in treasury). Each outstanding share of CTCI Common Stock has been duly authorized, is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights of any Person. Set forth in the
         Section II.05(c) of the Disclosure Schedule are the names of each record holder of CTCI Common Stock, together with the number of shares held by each such person. CTCI is the sole general partner of CT Camden. Except as set forth in Section II.05(c) of the Disclosure Schedule, CTCI holds such general partner interest (the "CT CAMDEN GP INTEREST") free and clear of any Lien. CTLPJV is the sole limited partner of CT Camden. Upon consummation of the Contemplated Transactions, Buyer Acquisition and Buyer Camden LP shall be the record and beneficial owner of the CT Camden GP Interest, free and clear of any Lien, and the CT Camden LP Interest, which together shall constitute all of the partnership interests in CT Camden, in each case with full right to admission as a partner. CT Camden is the sole general partner of Camden Cogen with all rights given to it as such pursuant to the Camden Cogen Partnership Agreement. Except as set forth in the Section II.05(c) of the Disclosure Schedule, CT Camden holds such general partner interest free and clear of any Lien.

                  (d) Except as contemplated by this Agreement, there is not outstanding any option, warrant or right, entitling the holder thereof to purchase or otherwise acquire any shares of capital stock or partnership or other equity interests in any of the Acquired Entities, and there are no contracts, agreements, commitments or arrangements obligating any Acquired Entity (i) to issue, sell, pledge, dispose of or encumber any shares of capital stock or partnership or other equity interests of, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of capital stock or partnership or other equity interests in any Acquired Entity or (ii) to redeem, purchase or acquire or offer to acquire any shares of capital stock or partnership or other equity interests of, or any outstanding option, warrant or right to acquire, or any securities that are convertible into or exercisable or exchangeable for, any shares of capital stock or partnership or other equity interests in any Acquired Entity. Except as set forth in Section II.05(d) of the Disclosure Schedule, none of McNair, RCM Holdings or CTCI is party to, or has any knowledge of, any agreement or arrangement relating to or affecting the Interests in which RCM Holdings, CTCI or McNair have an interest, including any agreement relating to the voting of such Interests, any right of first refusal or first offer or any obligation to sell or otherwise transfer such Interests.

         II.06. Consents. Section II.06 of the Disclosure Schedule sets forth each Material Contract binding upon RCM Holdings, CTCI, CT Capital or any Acquired Entity or any Permit, in each case requiring a consent or other action by any Person as a result of the execution, delivery and performance of the Transaction Documents or the consummation or the Contemplated Transactions (the "REQUIRED CONSENTS").

         II.07 Financial Statements. Included as Section II.07 of the Disclosure Schedule are:

                  (a) True and complete copies of the financial statements of MESC consisting of (i) audited balance sheets of MESC as of December 31, 1996 and 1997, and the related audited statements of income, changes in shareholders' equity and cash flows for the three calendar years ended December 31, 1997 (including the notes thereto) (the "BAYONNE AUDITED FINANCIAL STATEMENTS"), which financial statements have been audited, and are accompanied by the audit opinion of Arthur Andersen LLP, and (ii) an unaudited balance sheet of MESC as of June 30, 1998, and the related unaudited statements of income, changes in shareholders' equity and cash flows for the six months then ended and for the corresponding period of MESC's prior calendar year (the "BAYONNE INTERIM FINANCIAL STATEMENTS," and, collectively with the Bayonne Audited Financial Statements, the "BAYONNE FINANCIAL STATEMENTS"). The Bayonne Financial Statements present fairly the financial position of Bayonne and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with generally accepted accounting principles applied on a consistent basis, except as disclosed in the notes thereto (subject, in the case of the Bayonne Interim Financial Statements, to normal year-end audit adjustments on a basis comparable with past periods). The Bayonne Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with generally accepted accounting principles consistently applied.

                  (b) True and complete copies of the financial statements of Linden Ltd. consisting of (i) audited balance sheets of Linden Ltd. as of December 31, 1996 and 1997, and the related audited statements of income, changes in partners' equity and cash flows for the three calendar years ended December 31, 1997 (including the notes thereto) (the "LINDEN AUDITED FINANCIAL STATEMENTS"), which financial statements have been audited, and are accompanied by the audit opinion of Arthur Andersen LLP, and (ii) an unaudited balance sheet of Linden Ltd. as of June 30, 1998, and the related unaudited statements of income, changes in partners' equity and cash flows for the six months then ended and for the corresponding period of Linden Ltd.'s prior calendar year (the "LINDEN INTERIM FINANCIAL STATEMENTS," and, collectively with the Linden Audited Financial Statements, the "LINDEN FINANCIAL STATEMENTS"). The Linden Financial Statements present fairly the financial position of Linden Ltd. and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with generally accepted accounting principles applied on a consistent basis, except as disclosed in the notes thereto (subject, in the case of the Linden Interim Financial Statements, to normal year-end audit adjustments on a basis comparable with past periods). The Linden Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with generally accepted accounting principles consistently applied.

                  (c) True and complete copies of the financial statements of CT Camden consisting of (i) audited balance sheets of CT Camden as of December 31, 1996 and 1997, and the related audited statements of income, changes in partners' equity and cash flows for the three calendar years ended December 31, 1997 (including the notes thereto) (the "CAMDEN AUDITED FINANCIAL STATEMENTS"), which financial statements have been audited, and are accompanied by the audit opinion of Arthur Andersen LLP, and (ii) an unaudited balance sheet of CT Camden as of June 30, 1998, and the related unaudited statements of income, changes in partners' equity and cash flows for the six months then ended and for the corresponding period of CT Camden's prior calendar year (the "CAMDEN INTERIM FINANCIAL STATEMENTS," and, collectively with the Camden Audited Financial Statements, the "CAMDEN FINANCIAL STATEMENTS"). The Camden Financial Statements present fairly the financial position of CT Camden and the results of its operations and changes in financial position as of the dates and for the periods indicated therein in conformity with generally accepted accounting principles applied on a consistent basis, except as disclosed in the notes thereto (subject, in the case of the Camden Interim Financial Statements, to normal year-end audit adjustments on a basis comparable with past periods). The Camden Financial Statements do not omit to state any liabilities, absolute or contingent, required to be stated therein in accordance with generally accepted accounting principles consistently applied.

         II.08. Absence of Certain Changes. Since December 31, 1997, except as set forth in Section II.08 of the Disclosure Schedule, the Acquired Entities have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

                  (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (b) any creation or other incurrence of any Lien, except for Permitted Liens, on any material asset of the Acquired Entities;

                  (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Acquired Entities which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect or has been or could reasonably be expected to be material to the Bayonne Plant, the Camden Plant or the Linden Plant;

                  (d) any material transaction or commitment made, or, except as disclosed in Section II.10(a) of the Disclosure Schedule, any Material Contract entered into, by any Acquired Entity (including the acquisition or disposition of any assets) or any relinquishment by any Acquired Entity of any material contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by the Transaction Documents;

                  (e) except as contemplated by this Agreement and except for any such change after the date of this Agreement required by reason of a concurrent change in generally accepted accounting principles, any change in any method of accounting or accounting practice with respect to the Acquired Entities;

                  (f) except as set forth in Sections II.10(a) and II.10(c) of the Disclosure Schedule, any (i) employment, deferred compensation, severance, welfare, retirement or other similar agreement or arrangement entered into with any officer or employee of any Acquired Entity (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of any Acquired Entity, (iii) grant of annual compensation or other benefits to any new employee of any Acquired Entity in excess of the comparable amounts paid to the individual previously serving in the position in which such new employee is to serve or (iv) change in compensation or other benefits payable to any officer or employee of any Acquired Entity pursuant to any severance, welfare or retirement plans or policies of such plans, other than in the ordinary course of business consistent with past practices; or

                  (g) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or Representative of a labor union to organize any employees of an Acquired Entity, or any lockouts, strikes, slowdowns, work stoppages or, to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, threats of any of the foregoing by or with respect to employees of any Acquired Entity.

         II.09. No Undisclosed Material Liabilities. There are no liabilities of the Acquired Entities of any kind whatsoever, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (a) liabilities provided for in the Latest Balance Sheets; or

                  (b) liabilities incurred after June 30, 1998 in the ordinary course of business consistent with past practices that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

         II.10.  Material Contracts or Indebtedness.

                  (a) Except as set forth in Section II.10(a) of the Disclosure Schedule, none of the Acquired Entities is a party to or bound by (each of the following being referred to herein as a "MATERIAL CONTRACT"):

                           (i) any site lease with respect to an Operating
                  Facility and any other lease (whether of real or personal property) providing for annual rentals of $250,000 or more;

                           (ii) any power purchase agreement, power marketing
                  agreement, fuel supply agreement, steam sales agreement, operating and/or maintenance agreements and spare parts purchase agreements and discount arrangements relating to an Operating Facility;

                           (iii) any agreement or contract that would be a
                  "material contract" with respect to the Acquired Entities (taken as whole) within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act;

                           (iv) any partnership, joint venture, debt or equity
                  interest or investment in any Person (other than Acquired Entities) or other similar agreement or arrangement;

                           (v) any agreement (other than the Transaction
                  Documents) relating to the acquisition or disposition of a Subsidiary of such entity or any material asset outside the ordinary course of business (whether by merger, sale of stock, sale of assets or otherwise);

                           (vi) any agreement or series of related agreements
                  relating to Indebtedness for Borrowed Money in excess of $250,000 and any Lien related thereto;

                           (vii) any agreement that limits the freedom of such
                  Acquired Entity to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any material asset;

                           (viii) any agreement or arrangement with or for the
                  benefit of any Affiliate of any Seller or Acquired Entity;

                           (ix) any employment, consulting or similar agreement
                  and any agreement pursuant to which any Acquired Entity could be obligated, in each case providing for payments to any Person upon a change of control or severance or similar event in excess of $100,000;

                           (x) any agreement pursuant to which any Acquired
                  Entity could be obligated to pay management, consulting, fuel management, owners' representative, development, broker's, finders or similar fees or compensation to any Person in excess of $100,000; or

                           (xi) any other agreement, commitment, arrangement or
                  plan not related to the business of the Operating Facilities or not made in the ordinary course of business consistent with past practices that is material to the Acquired Entities.

                  True and complete copies of each such Material Contract have been made available to Buyer.

                  (b) Except as set forth in Section II.10(b) of the Disclosure Schedule, there has been no agreement, correspondence, waiver or similar documentation pursuant to which any Acquired Entity or any Affiliate of an Acquired Entity has canceled, qualified, waived or released any of its claims, rights or interests under the Linden Steam Agreement.

                  (c) Each Benefit Plan is listed in Section II.10(c) of the Disclosure Schedule. True and correct copies of each of the following, to the extent applicable, have been made available to the Buyer with respect to each Current Benefit Plan: the most recent annual report (Form 5500) filed with the Internal Revenue Service, the plan document, the trust agreement, the underlying insurance contract, or other funding vehicle the most recent summary plan description and the most recent determination letter issued by the IRS with respect to any Current Benefit Plan intended to be qualified under Section 401 of the Code. Except as set forth in Section II.10(c) of the Disclosure Schedule, none of the Acquired Entities is a party to or is bound by any severance agreement, program, or policy. True and correct copies of all employment agreements with employees of the Acquired Entities and all vacation, overtime, and other compensation policies of the Acquired Entities relating to their employees have been made available to the Buyer. There are no Terminated Benefit Plans. None of the ERISA Affiliates (as defined below) sponsors, maintains or contributes to or has at any time during the six-year period ending on the date of this Agreement sponsored, maintained or contributed to a plan subject to Title IV of ERISA or a "multiemployer plan," within the meaning of
         Section 3(37) of ERISA. The term "ERISA Affiliates" shall mean the Acquired Entities and each corporation, trade, business or entity under common control with any of the Acquired Entities within the meaning of
         Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, or Section 4001 of the ERISA.

                  (d) Except as disclosed in Section II.10(d)of the Disclosure Schedule, each Material Contract is a legal, valid and binding obligation of each Acquired Entity that is a party thereto and, to the knowledge of McNair, RCM Holdings, CTCI, CT Capital or the Acquired Entities, each other party to such Material Contract, enforceable against such Acquired Entity and, to the knowledge of McNair, RCM Holdings, CTCI, CT Capital or the Acquired Entities, each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity)), and neither such Acquired Entity nor, to the knowledge of McNair, RCM Holdings, CTCI, CT Capital or the Acquired Entities, any other party to such Material Contract is in material default or has failed to perform any material obligation under such Material Contract (other than payment delinquencies under accounts receivable), and there does not exist any event, condition or omission which would constitute a material breach or material default (whether by lapse of time or notice or both), except for any such defaults, failures or breaches as, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

                  (e) True and complete copies of all agreements, questionnaires, internal reports and analyses and material correspondence relating to the Year 2000 issue at any of the Operating Facilities (including such materials received from or relating to any power purchaser, gas supplier, steam purchaser, operations and maintenance contractor or other material vendor at any Operating Facility) have been made available to Buyer.

         II.11.  Litigation.

                  (a) Except as set forth in Section II.11(a) of the Disclosure Schedule, there is no action, suit, claim, investigation (of which McNair, RCM Holdings, CTCI or any Acquired Entity has received notice or is aware) or proceeding pending or threatened in writing against any Acquired Entity before any Governmental Authority or pursuant to any agreement to arbitrate, including any action, suit, claim, investigation or proceeding against or with respect to any Benefit Plan or its assets or arising out of or relating to any Environmental Laws.

                  (b) Except as set forth in Section II.11(b) of the Disclosure Schedule, none of the matters listed in Section II.11(a) of the Disclosure Schedule, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to prevent, enjoin, alter or materially delay consummation of the Contemplated Transactions.

         II.12. Compliance with Laws. None of the Acquired Entities is in violation of, has violated, or, to the knowledge of McNair, RCM Holdings, CTCI, CT Capital or the Acquired Entities, is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of any Applicable Law applicable to the Acquired Entities. It is understood that this Section II.12 does not address matters under Environmental Laws, which matters are addressed in Section II.22.

         II.13.  Properties.

                  (a) Section II.13 of the Disclosure Schedule correctly describes all real property (the "REAL PROPERTY") which any Acquired Entity owns, leases, operates or subleases, any title insurance policies and surveys with respect to such Real Property, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the basic annual rent.

                  (b) Each Acquired Entity has good and indefeasible title to, or in the case of leased Real Property or personal property, valid leasehold interests in, all material assets (whether real, personal, tangible or intangible) reflected on its respective Latest Balance Sheet or acquired after June 30, 1998, except for properties and assets sold since June 30, 1998 in the ordinary course of business consistent with past practices. Except as set forth on Section II.13 of the Disclosure Schedule, no material asset of any Acquired Entity is subject to any Lien, except:

                           (i) Liens disclosed on the Latest Balance Sheets;

                           (ii) Liens for taxes not yet due or being contested
                  in good faith (and for which adequate accruals or reserves have been established on the Latest Balance Sheets); or

                           (iii) Liens which do not materially detract from the
                  value of such asset, or materially interfere with any present or intended use of such asset (Liens referred to in clauses
                  (i) - (iii) of this Section II.13(b) are, collectively, the "PERMITTED LIENS").

                  (c) The plants, buildings, structures and equipment owned by the Acquired Entities, including the Operating Facilities, have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present or intended uses and, in the case of plants, buildings and other structures, are structurally sound.

                  (d) The plants, buildings and structures owned by the Acquired Entities, including the Operating Facilities, currently have access to
         (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of their respective businesses as previously conducted. None of the structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any Real Property.

                  (e) The Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances.

         II.14.  [Intentionally Omitted].

         II.15.  Employee Benefit Matters.

                  (a) With respect to each Benefit Plan, no event has occurred and there exists no condition or set of circumstances in connection with which the Acquired Entities could be subject to any liability under the terms of such Benefit Plan (other than for benefits owed pursuant to its terms), ERISA, the Code, or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquired Entities.

                  (b) The Cogen Technologies 401(k) Savings Plan, the only Current Benefit Plan that is intended to be qualified under Section 401 of the Code, satisfies in form the requirements of such Section except to the extent that amendments are not required by law to be made until a date after the Closing Date and has been operated in all material respects in compliance with the requirements of Section 401(a) of the Code. The National Office of the Internal Revenue Service has ruled that the terms of the standardized prototype plan documents that have been adopted in connection with the Cogen Technologies 401(k) Savings Plan satisfy the requirements of Section 401(a) of the Code.

                  (c) Except as specified below, there has been no termination or partial termination of any Current Benefit Plan within the meaning of Section 411(d)(3) of the Code. During the 1997 fiscal year of the Cogen Technologies 401(k) Savings Plan such plan was partially terminated and the benefits of all affected participants in such plan were fully vested as required by the Code.

                  (d) There are no actions, suits, or claims pending (other than routine claims for benefits) or threatened against, or with respect to, any Benefit Plan or its assets that could reasonably be expected to have a Material Adverse Effect. There is no matter pending (other than routine qualification determination filings) with respect to any Benefit Plan before the Internal Revenue Service, the Department of Labor or other Governmental Authority.

                  (e) All contributions required to be made to Benefit Plans pursuant to their terms and the provisions of ERISA, the Code, or any other applicable law have been timely made.

                  (f) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made hereunder, under any agreement contemplated herein, or under any Current Benefit Plans or any of the programs, agreements, policies, or other arrangements described in Section II.10(c) of the Disclosure Schedule that would be reasonably likely to be nondeductible under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

                  (g) Except as expressly provided by this Agreement or required by Section 411 of the Code, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require the Acquired Entities to make a larger contribution to, or pay greater benefits or provide other rights under, any Current Benefit Plan or any of the programs, agreements, policies, or other arrangements described in Section

         II.10(c) of the Disclosure Schedule than otherwise would be the case, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies, or other arrangements, whether or not some other subsequent action or event would be required to cause such creation or acceleration to be triggered.

                  (h) Except as set forth in Section II.10(c) of the Disclosure Schedule, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and none of the Acquired Entities is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code. No termination of any Benefit Plan or other arrangement described in Section II.10(c) of the Disclosure Schedule would result in liability for the Acquired Entities except as to benefits accrued thereunder prior to such termination.

                  (i) The vacation and sick pay policies of the Acquired Entities and its Subsidiaries do not provide for carryover of vacation or sick pay from one calendar year to the next.

                  (j) No collective bargaining agreement is being negotiated by the Acquired Entities. There is no pending or threatened labor dispute, strike, or work stoppage against the Acquired Entities. None of the Acquired Entities nor any representative or employee of any of the Acquired Entities has in the United States committed any unfair labor practices in connection with the operation of the business of the Acquired Entities and there is no pending or threatened charge or complaint against the Acquired Entities by the National Labor Relations Board or any comparable agency of any state of the United States.

         II.16.  Intellectual Property.

                  (a) Section II.16 of the Disclosure Schedule contains a list of all Intellectual Property Rights owned or licensed by any Acquired Entity that are material to the Acquired Entity ("MATERIAL INTELLECTUAL PROPERTY RIGHTS"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the jurisdictions by or in which such Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed,
         (iii) the registration or application numbers and (iv) the termination or expiration dates.

                  (b) Section II.16 of the Disclosure Schedule sets forth a list of all licenses, sublicenses and other agreements as to which any Acquired Entity is a party and pursuant to which any Person is authorized to use any Material Intellectual Property Right, including the identity of all parties to such licenses, sublicenses and other agreements.

                  (c) The Acquired Entities own, free and clear of all Liens other than Permitted Liens, all right, title and interest in the Material Intellectual Property Rights.

                  (d) Except as set forth in Section II.16 of the Disclosure Schedule, the Acquired Entities own, or possess licenses or other valid rights to use, all material Intellectual Property Rights necessary for the continued operation of their respective businesses in substantially the same manner as its operations have previously been conducted.

                  (e) (i) Except as set forth in Section II.16 of the Disclosure Schedule, since January 1, 1995, none of the Acquired Entities has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Intellectual Property Right, and none of McNair, RCM Holdings, CTCI or any Acquired Entity has any knowledge of any other such infringement by any Acquired Entity, and (ii) none of the Acquired Entities has any outstanding claim or suit for, and has no knowledge of, any continuing infringement by any other Person of any Intellectual Property Rights. No Material Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use of such Intellectual Property Right by any Acquired Entity or restricting the licensing of such Intellectual Property Right by any Acquired Entity to any Person. None of the Acquired Entities has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         II.17. Insurance Coverage. The Sellers have furnished to Buyer a list of all insurance policies and fidelity bonds relating to the Acquired Entities and their respective businesses and operations and officers and employees, except those provided by CT Global. Except as set forth in Section II.17 of the Disclosure Schedule, there is no claim by any Acquired Entity pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and each Acquired Entity has otherwise complied fully with the terms and conditions of all such policies and bonds. Except as set forth in Section II.17 of the Disclosure Schedule, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1995 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the business conducted by the Acquired Entities. Except as contemplated by this Agreement, none of McNair, RCM Holdings, CTCI or any Acquired Entity knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as contemplated by this Agreement, or as set forth in Section II.17 of the Disclosure Schedule, after the Closing the Acquired Entities shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

         II.18. Licenses and Permits. Section II.18 of the Disclosure Schedule correctly describes each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Acquired Entities or their respective businesses and operations (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth in Section II.18 of the Disclosure Schedule,
(i) the Permits are valid and in full force and effect, (ii) none of the Acquired Entities is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of consummation of the Contemplated Transactions. It is understood that this Section II.18 does not address Permits granted under Environmental Laws, which matters are addressed in Section II.22.

         II.19  Certain Regulatory Matters.

                  (a) Each Operating Facility is, and since the commencement of power generation at each Operating Facility, has continuously been, a "qualifying cogeneration facility" within the meaning of Section 3(18)(B) of the Federal Power Act, as amended, and the FERC's regulations thereunder, at 18 C.F.R. Part 292, interpretations thereof by the FERC and courts of competent jurisdiction of PURPA and such regulations (collectively, PURPA, the regulations and all such interpretations, the "PURPA REQUIREMENTS").

                  (b) Each of Linden Venture, Camden Cogen and NJ Venture (the "PROJECT ENTITIES") is, and has continuously been, since the commencement of power generation at the Operating Facility owned by such Project Entity, in compliance with the Federal Power Act, as amended, and the FERC's regulations thereunder.

                  (c) Except as set forth in Section II.19 of the Disclosure Schedule, each of the Operating Facilities has in effect a contract with an entity under which such entity (the "THERMAL HOST") has agreed to purchase steam from such Operating Facility and use such steam for an industrial or commercial process or for heating or cooling, or has agreed to obtain cooling or chilling service from such Operating Facility, or both, in aggregate amounts which equal or exceed the projected amount of "useful thermal energy output" required for continued qualification of the facility as a qualifying cogeneration facility under the PURPA Requirements. All such uses of steam satisfy the requirements to be "useful thermal energy output" as defined in the PURPA Requirements, and, except as set forth in Section II.19 of the Disclosure Schedule, each such contract runs for a period of at least as long as the power purchase agreement of such Operating Facility, subject only to the specific termination provisions therein. None of the Operating Facilities has materially breached any agreement with a Thermal Host, or, except as specifically disclosed on Section II.19 of the Disclosure Schedule, has been informed of any alleged material breach by the Operating Facility of an agreement with a Thermal Host, or, to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, has learned of any material breach or threatened breach by a Thermal Host of any agreement with such Operating Facility.

                  (d) None of the Acquired Entities or any "affiliate" thereof, as defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA") is subject to regulation: (i) as a "public utility" under the Federal Power Act, other than as contemplated by 18 C.F.R.
         Section 292.601(c); (ii) as a "public-utility company," a "holding company," or a "subsidiary company," "associate company," or "affiliate" of a "public-utility company" or a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company", as each such term is defined in PUHCA or the regulations of the SEC thereunder; or

         (c) under any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c)(2).

                  (e) None of the Project Entities is subject to regulation as a "public utility" under the laws of the State of New Jersey or as an "electric corporation" under the laws of the State of New York.

         II.20. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RCM Holdings, CTCI, CT Capital or any Acquired Entity or any of their respective Affiliates who might be entitled to any fee or commission from Parent, any Buyer Entity or any Acquired Entity in connection with the Contemplated Transactions.

         II.21.  [Intentionally Omitted].

         II.22.  Environmental Compliance.

                  (a) Except as set forth in Section II.22 of the Disclosure
         Schedule:

                           (i) in connection with or relating to the Acquired
                  Entities, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, proceeding or review is pending, or to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, threatened by any Governmental Authority or other Person with respect to matters arising out of or relating to any applicable Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

                           (ii) there are no Environmental Liabilities arising,
                  or, to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, threatened, in connection with or in any way relating to the Acquired Entities arising under or relating to any applicable Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability, in each case that could reasonably be expected to result in a Material Adverse Effect;

                           (iii) no incinerator, sump, surface impoundment,
                  lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or abandoned) is or, to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, has been present at, on, under or in any property now or previously owned, leased or operated by any Acquired Entity in a manner or location that would trigger any investigation or remedial action obligations under Environmental Laws;

                           (iv) no Hazardous Substance has been discharged,
                  disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on, under or from any Real Property or any other property now or previously owned, leased or operated by any Acquired Entity in a concentration, amount or location that would trigger any material investigation or remedial action obligations under applicable Environmental Laws;

                           (v) no property now or, to the knowledge of McNair,
                  RCM Holdings, CTCI or any Acquired Entity, previously owned, leased or operated by any Acquired Entity nor any property to or at which Hazardous Substances located on or resulting from the operations of any Acquired Entity have been transported, disposed or arranged for transportation or disposal is listed or, to the knowledge of McNair, RCM Holdings, CTCI or any Acquired Entity, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup; and

                           (vi) each Acquired Entity is in compliance in all
                  material respects and has at all times in the past complied in all material respects with all Environmental Laws and has and is in compliance in all material respects with all Environmental Permits; such Environmental Permits are valid and in full force and effect and, assuming the related Required Consents have been obtained prior to the Closing Date, are transferable and will not be terminated or impaired or become terminable as a result of consummation of the Contemplated Transactions.

                  (b) There has been no environmental investigation, study, assessment, audit, test, review or other analysis conducted of which McNair, RCM Holdings, CTCI or any Acquired Entity has knowledge in relation to any Acquired Entity or any property or facility now or previously owned, leased or operated by any Acquired Entity that discloses Environmental Liabilities which has not been delivered by the Sellers to Buyer at least ten days prior to the date of this Agreement. Any such environmental investigation, study, assessment, audit, test, review or other analysis conducted after the date of this Agreement that discloses Environmental Liabilities will be promptly delivered by Sellers to Buyer.

                  (c) For purposes of this Section, the term "Acquired Entity" shall include any entity which is, in whole or in part, a "predecessor" of such Acquired Entity as such term is used in any applicable Environmental Law.

                  (d) Neither the execution and delivery of the Transaction Documents nor the closing of the Linden Acquisition and the other Contemplated Transactions shall result in the provisions of ISRA becoming applicable with respect to any of "Exxon's Property other than the Demised Premises (and perhaps a butane supply line extending to the Demised Premises and the electrical interconnect lines from the Cogeneration Facility and the ground underlying those lines)" within the meaning of the Ground Lease between Linden Venture and Exxon Corporation, dated August 1, 1990, as amended (the "LINDEN GROUND LEASE") or otherwise result in a default or event of default under the Linden Ground Lease.

                  (e) There shall be no materially misleading statement or omission in the filings with the NJDEP in connection with the Contemplated Transactions relating to the Linden Plant.

         II.23. Bank Accounts. Section II.23 of the Disclosure Schedule includes the names and locations of all banks in which any Acquired Entity has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

                                                                     EXHIBIT III


           REPRESENTATIONS AND WARRANTIES OF THE MCNAIR GROUP SELLERS
                         AND THE MINORITY GROUP SELLERS

         Each McNair Group Seller and Minority Group Seller severally represents and warrants to the Buyer Entities and the Parent as of the date of this Agreement and as of the Closing Date as follows (it being understood that (i) with respect to representations herein concerning any McNair Group Seller or Minority Group Seller (including as a Parent Stock Recipient), such representations are made by each such McNair Group Seller or Minority Group Seller only with respect to itself and not with respect to the other McNair Group Sellers or Minority Group Sellers, and (ii) with respect to representations herein relating to CTLPJV (including in its capacity as a Minority Group Seller, such representations are made severally only by the Minority Group Sellers who are partners in CTLPJV):

         III.01. Corporate Existence and Power. CTLPJV is a general partnership duly organized, validly existing under the laws of its jurisdiction of organization, has all partnership powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Minority Group Sellers have made available to Buyer true and complete copies of the partnership agreement and any other organizational documents of CTLPJV as currently in effect.

         III.02. Authorization. The execution, delivery and performance by each McNair Group Seller or Minority Group Seller of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions to which it is a party are within its partnership, trust or other powers and have been duly authorized by all necessary partnership, trust or other action on the part of entity. Each Transaction Document to which each McNair Group Seller or Minority Group Seller is a party has been duly and validly executed and delivered by or on behalf of such party and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity). There is no vote or other approval of or with respect to the partners, beneficiaries or owners of any McNair Group Seller or Minority Group Seller required in connection with consummation of the Contemplated Transactions, except those that have been received.

         III.03.  Investment Representations.

                  (a) Each Parent Stock Recipient is capable of evaluating the merits and risks of its investment in the Parent Shares, and has the capacity to protect its own interests in connection with the acquisition of the Parent Shares hereunder. Each Parent Stock Recipient is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. Each Parent Stock Recipient is taking the Parent Shares for such Seller's own account and not with a view to or for sale in connection with any distribution of such



                                      III-1
         securities as such terms are defined under the Securities Act. Each Parent Stock Recipient has reviewed Buyer's Annual Report on Form 10-K for the year ended December 31, 1997, Buyer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, and any Form 8-K's filed subsequent thereto and prior to the date of this Agreement and the Proxy Statement relating to Buyer's 1998 Annual Meeting of Shareholders (the "PARENT SEC REPORTS"). Each Parent Stock Recipient is familiar with the business and financial condition, properties, operations and prospects of Buyer, and has had an opportunity to discuss Buyer's business and financial condition, properties, operations and prospects with Buyer's management and to ask questions of officers of Buyer, which questions, if any, were answered to such Seller's satisfaction.

                  (b) Each Parent Stock Recipient understands that (i) the Parent Shares will be "restricted securities" under the applicable federal securities laws, (ii) that the Securities Act and the rules of the SEC provide in substance that such shareholder may dispose of the Parent Shares only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and (iii) that, except as set forth in Exhibit V to this Agreement, neither Parent nor Buyer has any obligation or intention to register the sale of the Parent Shares pursuant to the Securities Act, and that, accordingly, such Seller may be required to bear the economic risk of the investment in the Parent Shares for a substantial period of time.

         III.04. Noncontravention. Except as disclosed in Section III.04 of the Disclosure Schedule, the execution, delivery and performance by each McNair Group Seller or Minority Group Seller of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions do not and will not (i) violate the partnership or trust agreement or other organizational documents of such McNair Group Seller or Minority Group Seller, (ii) to its knowledge and assuming compliance with the matters described in the last sentence of Section II.04, violate any Applicable Law, (iii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of any McNair Group Seller or Minority Group Seller or, to its knowledge, give rise to a loss of any benefit to which such McNair Group Seller or Minority Group Seller is entitled under any provision of any agreement or
(iv) result in the creation or imposition of any Lien on any assets of such McNair Group Seller or Minority Group Seller, other than Permitted Liens, except for such violations referred to in clause (ii), defaults, rights of termination, cancellation or acceleration or losses referred to in clause (iii) or impositions of Liens referred to in clause (iv) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to interfere with or conflict with consummation of the Contemplated Transactions.

         III.05.  Capitalization; Etc.

                  (a) All of the shares of MESC Common Stock that are owned by any McNair Group Seller or Minority Group Seller are held by such holder free and clear of any Lien.

                  (b) CTLPJV holds its limited partner interest in Linden Ltd., which comprises the CTLPJV Initial Linden Interest and the CTLPJV Remaining Linden Interest, free and clear



                                      III-2
         of any Lien. Upon consummation of the Contemplated Transactions, Buyer Linden LP shall be the record and beneficial owner of the CTLPJV Initial Linden Interest, free and clear of any Lien and with full right to admission as a partner. CTLPJV holds its interest in CT Camden (the CT Camden LP Interest) free and clear of any Lien. Upon consummation of the Contemplated Transactions, Buyer Camden LP shall be the record and beneficial owner of the CT Camden LP Interest, free and clear of any Lien and with full right to admission as a partner. Set forth in the
         Section III.05(b) of the Disclosure Schedule are the names of each owner of any partnership or other equity interest in CTLPJV, in each case together with the percentage equity ownership held by each such owner.

                  (c) Except as set forth in Section III.05(c) of the Disclosure Schedule, none of the McNair Group Sellers or Minority Group Sellers is party to, or has any knowledge of, any agreement or arrangement relating to or affecting the Interests in which such McNair Group Seller or Minority Group Seller has an interest, including any agreement relating to the voting of such interests, any right of first refusal of first offer or any obligation to sell or otherwise transfer such Interests, or any options, warrants or rights of any kind to acquire, or any securities that are convertible into or exercisable or exchangeable for, any Interests.

         III.06. Consents. Section III.06 of the Disclosure Schedule sets forth any Required Consent required to be obtained by or with respect to any McNair Group Seller or Minority Group Seller as a result of the execution, delivery and performance of the Transaction Documents or the consummation or the Contemplated Transactions. All of such consents have been obtained.

         III.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the McNair Group Sellers or Minority Group Sellers, or any of their respective Affiliates, who might be entitled to any fee or commission from Parent, any Buyer Entity or any Acquired Entity in connection with the Contemplated Transactions.



                                      III-3

                                                                      EXHIBIT IV


              REPRESENTATIONS AND WARRANTIES OF THE BUYER ENTITIES

         The Buyer Entities jointly and severally represent and warrant to the Sellers as of the date of this Agreement (except that, with respect to all representations and warranties set forth herein concerning any Buyer Entity that has not yet been formed and made a party to this Agreement, such representations and warranties are not made as of the date of this Agreement but are made as of the date that such Buyer Entity becomes a party to this Agreement pursuant to
Section 13.05) and as of the Closing Date that:

         IV.01. Corporate Existence and Power; Ownership. Each of the Buyer Entities and Parent is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other similar powers required to carry on its business as now conducted. Buyer is a wholly owned subsidiary of Parent. Buyer Acquisition is an Affiliate of Buyer, and Buyer Camden GP, Buyer Camden LP, Buyer Linden GP and Buyer Linden LP are each wholly owned direct or indirect subsidiaries of Buyer Acquisition. Each of Buyer Acquisition, Buyer Camden GP, Buyer Camden LP, Buyer Linden GP and Buyer Linden LP have not conducted any material operations except with respect to the transactions contemplated hereby.

         IV.02. Authorization. The execution, delivery and performance by Parent and each Buyer Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions are within the corporate or other similar powers of such entity and have been duly authorized by all necessary corporate or other similar action on the part of such entity. Each Transaction Document to which Parent or any Buyer Entity is a party has been duly and validly executed and delivered by such entity and constitutes a valid and binding agreement of such entity, enforceable against such entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity)).

         IV.03. Noncontravention. The execution, delivery and performance by Parent and each Buyer Entity of the Transaction Documents to which such entity is a party and the consummation of the Contemplated Transactions do not and will not (i) violate the certificate of incorporation or bylaws or other organizational documents of such entity or (ii) assuming compliance with the matters referred to in Section IV.02, violate any Applicable Law. Except as provided in the following sentence, and assuming that each Operating Facility is, and since the commencement of power generation at such Operating Facility, has continuously been, a "qualifying cogeneration facility" within the meaning of the PURPA Requirements, the execution, delivery and performance by Parent and each Buyer Entity of the Transaction Documents to which such entity is a party and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority other than compliance with any applicable requirements of the HSR Act and ISRA. The following filings must be submitted to the FERC as promptly as practicable following the consummation of the Contemplated Transactions: (1) notices of self-certification for the Bayonne Plant, the Camden Plant and the Linden Plant, pursuant to 18 C.F.R. Section 292.207; (2) filings required under 18 C.F.R. Part 46; and (3) notifications of changes in facts regarding market-rate authority granted by FERC to certain Affiliates of the Buyer Entities.

         IV.04. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Parent or any Buyer Entity before any Governmental Authority or pursuant to any arbitration agreement, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay consummation of the Contemplated Transactions.

         IV.05. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any Buyer Entity who might be entitled to any fee or commission in connection with the Contemplated Transactions.

         IV.06. Parent Shares. The Parent Shares to be issued pursuant to this Agreement have been duly authorized for issuance and, when they have been issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         IV.07 Parent SEC Reports. Parent has, since December 31, 1997, filed with the SEC all reports on forms 10-K, 10-Q or 8-K required to be filed by it pursuant to the Securities Exchange Act of 1934. The Parent SEC Reports, at the time they were filed (including at the time of filing of any amendments thereto), (i) complied as to form in all material respects with the rules and regulations of the SEC under the Securities Exchange Act of 1934 and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         IV.08 QF Status. Provided that each Operating Facility is as of the Closing Date, and since the commencement of power generation at each Operating Facility has continuously been, a "qualifying cogeneration facility" within the meaning of the PURPA Requirements, consummation of the Contemplated Transactions by the Buyer Entities and Parent will not result in the loss of such status for such Operating Facility.

                                                                       EXHIBIT V


                    PROVISIONS REGARDING PARENT COMMON STOCK
                            TO BE RECEIVED BY SELLERS

         V.01 Definitions. The following terms, as used in this Exhibit V, have the following meanings:

                  "REGISTRATION EXPENSES" means all expenses incident to Parent's performance of or compliance with Exhibit V, including, without limitation, all registration and filing fees, messenger and delivery expenses incurred by Parent, internal expenses incurred by Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), all expenses relating to the preparation, printing, distribution and reproduction of the registration statement and the prospectus, the fees and expenses incurred in connection with the listing of the shares of Parent Common Stock on any securities exchange, and fees and disbursements of counsel for Parent and of its independent public accountants; provided, however, that the fees and disbursements of counsel for the Parent Stock Recipients who are selling Parent Shares pursuant to the Resale Registration Statement shall not be considered "Registration Expenses."

                  "REGISTRATION INDEMNIFIED PARTY" means any Person asserting a claim for indemnification under Section V.08.

                  "REGISTRATION INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is asserted under Section V.08.

                  "RESALE REGISTRATION STATEMENT" has the meaning set forth in
         Section V.04(a).

                  "RESTRICTED STOCK" means all Parent Shares, all shares of Parent Common Stock evidenced by certificates delivered upon reissue or transfer of Parent Shares (other than certificates representing shares sold pursuant to the Resale Registration Statement or shares sold or disposed of in accordance with the terms of this Agreement which may, in the opinion of counsel for Parent, after such sale or disposition be transferred by the transferee thereof without registration under the Securities Act) and all shares of Parent Common Stock evidenced by certificates delivered in connection with stock dividends and stock splits attributable to Parent Shares.

         V.02 Issuance of Shares; Restrictions and Restrictive Legend. On the Closing Date, certificates representing the Parent Shares shall be delivered to the applicable Sellers pursuant to the Linden Acquisition and in accordance with the terms of this Exhibit V. All certificates representing Parent Shares issued hereunder shall initially be Restricted Stock. The Parent Stock Recipients agree that, during the time that such stock is Restricted Stock, such stock shall be subject to appropriate stop-transfer instructions to be given by Parent to its transfer agents and shall have endorsed thereon a legend substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAW, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE LAW UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE THEREUNDER.

Such Parent Shares shall cease to be Restricted Stock on the date two years after their date of issuance, except for such shares then held by Affiliates of Parent which shall cease to be Restricted Stock after the later of two years after the date of their issuance and three months after such person ceases to be an Affiliate of Parent. At any time that Parent Shares are not Restricted Stock and in connection with a sale of such shares pursuant to the Resale Registration Statement, stop transfer instructions given pursuant to this Section V.02 shall be rescinded and the legend endorsed on the certificates representing such shares shall be removed upon the presentation of such certificate to the transfer agent for such purpose.

         V.03 Plan of Distribution. In order to provide liquidity to Parent Stock Recipients receiving Parent Shares in connection with the transactions contemplated by this Agreement, Parent has agreed to file the Resale Registration Statement. Such Parent Stock Recipients acknowledge that Parent will be required in the Resale Registration Statement to provide a description of the methods and plans by which such Parent Stock Recipients may distribute and resell the Parent Shares acquired pursuant to this Agreement. Accordingly, such Parent Stock Recipients have advised Parent, acknowledging that Parent will rely thereon in preparation of the Resale Registration Statement, that Parent Shares may be sold by or on behalf of such Parent Stock Recipients through or to brokers or dealers, or directly to investors pursuant to the prospectus contained in the Resale Registration Statement (or another prospectus contained in and forming a part of an effective registration statement under the Securities Act) or in transactions that are exempt from the requirements of registration under the Securities Act, at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of such sale, at prices related to such market prices or at negotiated prices, and in connection therewith distributors' or sellers' commissions may be paid or allowed. Brokers or dealers may act as agents for such Parent Stock Recipients, or may purchase shares from such Parent Stock Recipients as principal and thereafter resell such shares from time to time in or through transactions or distributions (which may involve crosses and block transactions) on the New York Stock Exchange, the London Stock Exchange or other United States or foreign stock exchanges where trading privileges are available, in the over-the-counter market, in private transactions or in some combination of the foregoing. Each such Parent Stock Recipient agrees that if Parent Shares are sold through brokers or dealers acting as such, only one broker or dealer at a time will be used by such Parent Stock Recipient.

         V.04 Registration Procedures. Parent will, subject to the provisions of this Section V.04 and of Section V.05, use all reasonable efforts to effect the registration and the sale of the Parent Shares by Parent Stock Recipients under the Resale Registration Statement in accordance with the intended method of disposition thereof described in Section V.03. In connection therewith, Parent will:

                  (a) prepare and file with the SEC within 60 days of the Closing Date (the "REQUIRED FILING DATE"), a "shelf" registration statement on Form S-3 (or other appropriate form) pursuant to Rule 415 under the Securities Act providing for the resale from time to time of the Parent Shares by the Parent Stock Recipients in accordance with the intended method of distribution thereof described in Section V.03 (the "RESALE REGISTRATION STATEMENT"), and shall use its reasonable efforts to cause such registration statement to become effective; provided, that Parent may defer the filing of the Resale Registration Statement until a date not later than 60 days after the Required Filing Date if
         (i) Parent or its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), or (ii) prior to filing the registration statement, the Parent has determined to effect a registered underwritten public offering of securities and has taken substantial steps to effect such offering;

                  (b) prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the prospectus contained therein as may be necessary to keep such Resale Registration Statement effective for a period ending on the first anniversary of the Closing Date or such shorter period as shall terminate when all Parent Shares covered by such registration statement have been sold;

                  (c) as soon as reasonably practicable, furnish to each Parent Stock Recipient, prior to filing the Resale Registration Statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such Parent Stock Recipient such number of copies of such Resale Registration Statement, each amendment and supplement thereto (in each case, if specified by such Parent Stock Recipient, including all exhibits thereto), the prospectus included in such Resale Registration Statement (including each preliminary prospectus) and such other documents as such Parent Stock Recipient may reasonably request in order to facilitate the disposition of Parent Shares owned by such Parent Stock Recipient;

                  (d) promptly notify the Parent Stock Recipients at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that Parent is required to keep the Resale Registration Statement effective of the happening of any event as a result of which the prospectus included in such Resale Registration Statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and Parent will promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Parent Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading; provided, however, that notwithstanding the foregoing, if Parent determines in its good faith judgment that the filing of any supplement or amendment to the Resale Registration Statement to keep such Resale Registration Statement available for use by the Parent Stock Recipients for resales of Parent Shares would require the disclosure of material information that Parent has a bona fide business purpose for preserving as confidential, then upon written notice of such determination by Parent to each Parent Stock Recipient, the obligation of Parent to supplement or amend the Resale Registration Statement will be suspended until Parent notifies the Parent Stock Recipients in writing that the reasons for suspension of such obligations on the part of Parent no longer exist and Parent amends or supplements the Resale Registration Statement as may be required; provided that the aggregate number of days (whether or not consecutive) during which Parent may delay the filing of any such supplement or amendment shall in no event exceed 60 days;

                  (e) promptly notify each Parent Stock Recipient of any stop order issued by the SEC and take all reasonable actions to obtain the removal of any such stop order; and

                  (f) use its reasonable efforts to cause all such Parent Shares to be listed on the New York Stock Exchange (or the principal stock exchange on which the Parent Shares are then listed).

         V.05 Conditions and Limitations. Parent's obligations under Section
V.04 shall be subject to the following limitations:

                  (a) Parent shall not be required to file more than one Resale Registration Statement pursuant to this Agreement.

                  (b) The Resale Registration Statement may, at Parent's option, cover securities other than the Parent Shares.

                  (c) Parent shall have received the information and documents specified in Section V.06 and each Parent Stock Recipient shall have observed or performed its other covenants and conditions contained in such section; provided that the failure of a Parent Stock Recipient to have observed and performed such other covenants and conditions shall not excuse Parent's obligations hereunder with respect to Parent Stock Recipients who have so observed and performed such covenants and conditions.

                  (d) Each Parent Stock Recipient agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section V.04(d), such Parent Stock Recipient will forthwith discontinue disposition of Parent Shares until such Parent Stock Recipient's receipt of the copies of the supplemented or amended prospectus contemplated by Section V.04(d) hereof, and, if so directed by Parent, such Parent Stock Recipient will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in such Parent Stock Recipient's possession, of the prospectus covering such Parent Shares at the time of receipt of such notice.

                  (e) Each Parent Stock Recipient agrees that, upon receipt of any notice from Parent stating that Parent has determined to effect a registered underwritten public offering of securities and has taken substantial steps to effect such offering, such Parent Stock Recipient will forthwith discontinue disposition of Parent Shares until such Parent Stock

         Recipient's receipt of notice from the Parent that such dispositions may be continued, provided that the aggregate number of days (whether or not consecutive) during which Parent may suspend use of the Resale Registration Statement pursuant to this Section shall in no event exceed 60 days.

                  (f) Notwithstanding anything to the contrary in this Article V, any notice required to be given by Parent to any Parent Stock Recipient shall be deemed given for the purposes hereof if given to the Sellers' Representatives.

         V.06 Information from and Certain Covenants of Parent Stock Recipients. Parent may require the Parent Stock Recipients to furnish to Parent such information regarding the Parent Stock Recipients and the distribution of such Parent Shares as Parent may from time to time reasonably request in writing to carry out its obligations as to the Resale Registration Statement. Each Parent Stock Recipient agrees to notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished by such Parent Stock Recipient to Parent or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Parent Stock Recipient or the distribution of such Parent Shares or omits to state any material fact regarding such Parent Stock Recipient or the distribution of such Parent Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Parent any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Parent Stock Recipient or the distribution of such Parent Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Each Parent Stock Recipient shall execute all consents, powers of attorney and other documents reasonably required to be signed by it in order to cause such registration statement to become effective. Each Parent Stock Recipient covenants that, in disposing of its Parent Shares, it will comply with all applicable securities laws, including the prospectus delivery requirements under the Securities Act.

         V.07 Registration Expenses. All Registration Expenses will be borne by Parent. Any broker's fee, underwriting discount and commission applicable to the sale of Parent Shares shall be borne by the Parent Stock Recipient of the Parent Shares to which such broker's fee, discount or commission relates, and each Parent Stock Recipient shall be responsible for all fees and expenses incurred by such Parent Stock Recipient in connection with any registration under this
Exhibit V other than Registration Expenses.

         V.08     Indemnification.

                  (a) Indemnification by Parent. Parent agrees to indemnify and hold harmless each Parent Stock Recipient who has sold Parent Shares pursuant to the Resale Registration Statement and, if applicable, its officers, directors and agents and each Person, if any, who controls such Parent Stock Recipient within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and



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

         defense) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or the final prospectus contained therein relating to the Parent Shares or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Parent by such Parent Stock Recipient or on such Parent Stock Recipient's behalf expressly for use therein.

                  (b) Indemnification by Parent Stock Recipients. Each Parent Stock Recipient agrees to indemnify and hold harmless Parent, its officers, directors and agents and each Person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and defense) arising out of or based upon any untrue statement or alleged untrue statement of a material fact by such Parent Stock Recipient contained in the Resale Registration Statement or the prospectus contained therein and relating to the Parent Shares or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission by such Parent Stock Recipient to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Parent by such Parent Stock Recipient or on such Parent Stock Recipient's behalf expressly for use therein.

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Registration Indemnified Party in respect of which indemnity may be sought from a Registration Indemnifying Party, the Registration Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Registration Indemnified Party, and shall assume the payment of all expenses. Such Registration Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Registration Indemnified Party unless (i) the Registration Indemnifying Party has agreed to pay such fees and expenses, or (ii) the Registration Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to such Registration Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Registration Indemnified Party and such Registration Indemnifying Party, and such Registration Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Registration Indemnified Party which are different from or additional to those available to the Registration Indemnifying Party (in which case if such Registration Indemnified Party notifies the Registration Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Registration Indemnifying Party, the Registration Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Registration Indemnified Party, it being understood, however, that the Registration Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such Registration Indemnified Party, which firm shall be designated in writing by such Registration Indemnified Party). The Registration Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, not to be unreasonably withheld, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Registration Indemnifying Party agrees to indemnify and hold harmless such Registration Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.



                                      V-7

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                                                                      EXHIBIT VI

                                   TAX MATTERS

         VI.01. Tax Definitions. The following terms, as used in this Agreement, have the following meanings:

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "MESC PRE-CLOSING TAXES" means (i) any federal income Taxes imposed with respect to the consolidated federal income Tax Return of the "affiliated group" (as such term is defined in Section 1504 of the Code) of which MESC is the common parent (within the meaning of Section 1504 of the Code) for the taxable year ended December 31, 1995 (the "1995 Federal Consolidated Return") and any prior taxable years, as a result of a Tax Audit, and (ii) any state or local income Taxes imposed with respect to any separate or consolidated, combined, affiliated or unitary state or local income Tax Return of, or which includes, MESC and/or NJ Inc. for the taxable year ended December 31, 1995 (each, a "1995 State Income Tax Return") as a result of any adjustments thereto resulting from a Tax Audit.

         "PARTNERSHIP ACQUIRED ENTITIES" means the Acquired Entities other than MESC and NJ Inc.

         "PRE-CLOSING TAX PERIOD" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences on or before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "PROPERTY TAXES" is defined in Section VI.03.

         "TAX" means (i) all taxes or other levies imposed by any Governmental Authority, domestic or foreign (a "TAXING AUTHORITY") including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by the Business, the Sellers or the Acquired Entities, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, or (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement under which liability is determined or taken account with reference to the liability of any other Person; or (iii) liability for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person or as a result of being party to any other arrangement or agreement.

         "TAX AUDIT" means an audit of the 1995 Federal Consolidated Return or any prior tax return, written notice of the commencement of which is received by MESC from the Internal Revenue Service on or before September 15, 1999, and the commencement of which was not the result of, or caused by, any action taken by any of the Buyer Entities or their Affiliates.

         "TAX ASSET" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

         "TAX SHARING OR INDEMNITY AGREEMENT" means all Tax sharing or Tax indemnity agreements or arrangements (whether or not written) created or entered into before the Closing and binding any of the Acquired Entities, including without limitation any agreements or arrangements which (i) afford any other person the benefit of any Tax Asset of any of the Acquired Entities; (ii) require any Acquired Entities to take into account any income, revenues, receipts, gain, or any Tax items of any other person in determining the Acquired Entities' Tax liability; or (iii) require any Acquired Entities to make any payment to or otherwise indemnify any other person in respect of any Tax.

         "TAX RETURNS" means all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period.

         "TRANSFER TAXES" is defined in Section VI.03.

         VI.02. Tax Matters. McNair hereby represents and warrants to the Buyer Entities and the Parent as of the date of this Agreement and as of the Closing Date that:

                  (a) Except as set forth in Section VI.02 (a) of the Disclosure Schedule, (i) all material Tax Returns of or with respect to any Tax which is required to be filed on or before the Closing Date by or with respect to any Acquired Entity have been or will be duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return have been or will be so included and all information provided in each such Tax Return is true, correct and complete in all material respects, (iii) all material Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, and (iv) all withholding Tax requirements imposed on or with respect to any Acquired Entity have been or will be satisfied in full in all material respects.

                  (b) Except as set forth in Section VI.02(b) of the Disclosure Schedule there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any Acquired Entity or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any Acquired Entity.

                  (c) The total amounts set up as liabilities for current and deferred Taxes in the Latest Balance Sheets are sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to any Acquired Entity up to and through the periods covered thereby.

                  (d) Except as set forth in Section VI.02(d) of the Disclosure Schedule, no Acquired Entity will be required to include any amount in income for any taxable period



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

         beginning after December 31, 1997 as a result of a change in accounting method occurring on or before the Closing Date or pursuant to any agreement with any Tax authority executed on or before the Closing Date.

                  (e) Since formation each of the Partnership Acquired Entities has properly been classified as a partnership for federal income tax purposes and no position has been taken by any of the Sellers or any Acquired Entity inconsistent with such classification.

                  (f) Section VI.02(f) of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any material Tax is properly payable by any Acquired Entity.

                  (g) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of any Acquired Entity or business of a Acquired Entity that, individually or collectively, is likely to give rise to the payment by any Buyer Entity or the Acquired Entities of any amount that would not be deductible under Section 280G of the Code.

                  (h) There is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to any Acquired Entity or business of a Acquired Entity in respect of any Tax.

                  (i) Section VI.02(i) of the Disclosure Schedule sets forth all requests for rulings or determinations in respect of any Tax or Tax Asset relating to any Acquired Entity or business of a Acquired Entity that have been filed with any Taxing Authority.

                  (j) None of the property of any Acquired Entity or used in the business of an Acquired Entity is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

                  (k) None of the Acquired Entities has entered into any agreement or consent pursuant to Section 341(f) of the Code.

                  (l) Except as set forth in Section VI.02 (d) of the Disclosure Schedule, none of the Acquired Entities (i) has been a member of an affiliated, consolidated, combined or unitary group or (ii) has entered into or has been subject to any Tax Sharing or Indemnity Agreement which imposes any obligation on the Buyer Entities or any Acquired Entity after the Closing.

         VI.03    Tax Returns, Access to Information and Pre-Closing Acts.

                  (a) With respect to each Tax Return that is required to be filed with respect to a Tax period ending before the Closing Date for, by or with respect to any Acquired Entity, Sellers shall cause such Tax Returns to be prepared and timely filed and shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credits or other items required to be included therein. With respect to each Tax Return that is required to be filed after the Closing Date for, by or with respect to any Acquired Entity with respect to a Tax period ending on or after the Closing Date, Buyer shall cause such Tax Return to be prepared and timely filed, and shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items required to be included therein. Any partnership Tax Return covering a taxable period during which the Closing occurs shall allocate income, gains, losses, deductions and credits between the transferors and transferees based upon an interim closing of the partnership's books.

                  (b) Sellers shall grant to the Buyer (or its designees) access at all reasonable times to all of the information, books and records relating to any Acquired Entity within the possession of Sellers (including workpapers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, the Transaction Documents.

                  (c) Buyer shall grant or cause the Acquired Entities to grant to Sellers (or its designees) access at all reasonable times to all of the information, books and records relating to any Acquired Entity within the possession of Buyer or any Acquired Entity (including workpapers and correspondence with taxing authorities), and shall afford Sellers (or their designees) the right (at Sellers' expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Sellers' (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, the Transaction Documents.

                  (d) Each of the parties hereto will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns of or with respect to any Acquired Entity or to any claims, audits or other proceedings affecting any Acquired Entity until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

                  (e) Without the prior written consent of Buyer, neither the Sellers nor Sellers' Affiliates nor the Acquired Entities shall make or change any tax election, change an annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax



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


         Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take any other action or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of any Acquired Entity after Closing.



                                      VI-5